UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 12, 2009

BBC Graphics of Palm Beach, Inc.

 (Exact name of registrant as specified in its charter)

Florida	000-52933	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14809 Hampton Court, Dallas TX  75254

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(251) 633-4133

BBC Graphics of Palm Beach, Inc.

1416 West I-65 Service Rd. South, Mobile, AL  36693

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

BBC Graphics of Palm Beach Inc. (which may be referred to as the "Company," "we," "us," or "our") filed its Form 8-K with the U.S. Securities and Exchange Commission (the "SEC") on May 14, 2009 (the "Original Filing"). The Original Filing did not reflect the impact of transactions that occurred in fiscal 2008 related to the recording of an intangible asset that was created as a part of the purchase price allocation at the time of the acquisition of Southern Medical & Mobility, Inc., in June 2008, and the subsequent write off of the intangible asset in December 2008.  The intangible asset amounted to $2,553,417 and was expensed in December 2008.  The amount was equivalent to the purchase price allocation in excess of the net book value at the time of the acquisition, which was attributed to the then-existing customer relationships.  The impact on the financial statements is a reclassification in the equity section of the balance sheet which decreased retained earnings with a corresponding increase in common stock.  Additionally, an increase in other expense due to the impairment of intangible assets of $2,553,417 is reflected in the accompanying statement of operations for the year ended December 31, 2008. The balance sheet, statement of operations and cash flows were restated to reflect adjustments for the acquisition of Southern Medical & Mobility, Inc.  See Note 10 to the financial statements for details.

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2009, BBC Graphics of Palm Beach, Inc. (the “Company”, or "BBC") entered into an Agreement and Plan of Merger with HASCO Holdings, LLC, a Texas limited liability company ("HASCO"), its wholly owned subsidiary Southern Medical & Mobility, Inc. an Alabama corporation (SMM”), and Southern Medical Acquisition, Inc., a Delaware corporation (“SMA”) whereby our wholly-owned subsidiary, SMA, would merge with SMM, with SMM being the surviving entity, as reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2009.  A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 12, 2009 BBC completed the acquisition of SMM pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") among BBC, SMM and Southern Medical Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.  Under the terms of the Merger Agreement Southern Medical Acquisition, Inc. was merged into Southern Medical & Mobility, Inc., and Southern Medical & Mobility, Inc. became a wholly-owned subsidiary of BBC.  The shareholder of Southern Medical & Mobility, Inc., HASCO, was issued a total of 554,676,000 shares of the Company's common stock in exchange for their Southern Medical & Mobility, Inc. share.

After the merger and transactions that occurred at the same time as the merger, there are now 642,176,000 shares of the Company’s common stock outstanding, of which 620,000,000, approximately 96.5%, are held by HASCO, the former sole shareholder of Southern Medical & Mobility, Inc.

Prior to the merger, the Company was a shell company with no business operations.  As a result of the merger, the Company will no longer be considered a shell company.

OVERVIEW

As used in this report, unless otherwise indicated, the terms “we”, “Company” and “BBC” refer to BBC Graphics of Palm Beach, Inc., a Florida corporation, (“BBC”), and its wholly-owned subsidiary, Southern Medical & Mobility, Inc., an Alabama corporation (“SMMI”).

From our formation in May 1999 through April 2006, we were in the business of providing advertising and graphic design services to our clients. On October 1, 2004, we were administratively dissolved by the State of Florida pursuant to Sections 607.1420 and 607.1421 of the Florida Business Corporation Act. On April 29, 2006, we were reinstated as an active Florida corporation pursuant to Section 607.1422 of the Florida Business Corporation Act. As of that date, we discontinued our advertising and graphics design business.

On May 19, 2006, pursuant to a Stock Purchase Agreement between our company, Bluepoint Financial, LLC (“Bluepoint”) and Suzanne Mitchell, our former president and chief executive officer (the “Stock Purchase Agreement”), Ms. Mitchell sold Bluepoint 14,800,000 shares of our common stock which she owned for a purchase price of $1.00. In addition, we sold 22,524,000 shares of our common stock to Bluepoint for a purchase price of $40,000. Upon closing of these transactions, Ms. Mitchell and our remaining officers and directors resigned from their positions and appointed Robert Druzak, a principal of Bluepoint, as a director and as our president and chief executive officer.

We were organized under the laws of the State of Florida in May 1999.  Our principal executive offices are located at 1416 West I-65 Service Road S., Mobile, AL  36693, and our telephone number is (251) 633-4133. In September 2000, we changed our fiscal year end from December 31 to September 30.  As part of this filing we are changing our fiscal year end from September 30 to December 31.

Based on our proposed business activities, we were a “blank check” company. The United States Securities and Exchange Commission (the “SEC”) defines a blank check company as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), BBC also qualified as a “shell company,” until the reverse merger which is the subject of this filing, because we had no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.

On January 12, 2009 HASCO Holdings, LLC acquired 65,324,000 common shares of BBC Graphics of Palm Beach, Inc. (the “Company”) for total consideration of $150,000. HASCO Holdings, LLC thereby purchased beneficial ownership of 75% of the outstanding shares of common stock of the Company. HASCO Holdings, LLC acquired the common shares of the Company from two shareholders, Robert Druzak, and John R. Signorello.

On May 12, 2009, BBC (i) closed a share exchange transaction, described below, pursuant to which BBC became the 100% parent of SOUTHERN MEDICAL & MOBILITY, and (ii) assumed the operations of SOUTHERN MEDICAL & MOBILITY.

BBC, through the reverse merger of its wholly-owned subsidiary with and into Southern Medical & Mobility is a low cost, quality provider of a broad range of home healthcare services that serve patients in Alabama, Florida, and Mississippi. We have two major service lines: home respiratory equipment and durable/ home medical equipment. The following table provides examples of the services and products in each service line:

The following table provides examples of the services and products in each service line:

Service Line	Examples of Services and Products
Home respiratory equipment	Provision of oxygen systems, obstructive sleep apnea equipment, and nebulizers.

Home medical equipment	Provision of patient safety items, ambulatory aids and in-home equipment, such as wheelchairs and hospital beds.

Southern Medical & Mobility’s BUSINESS

Introduction

Southern Medical & Mobility, Inc. (collectively, the “Company”) provides the rental and sale of home medical equipment and home health care supplies.  These products are paid for primarily by Medicare, Medicaid, and other third-party payors. As of December 31, 2008, the Company provided these services to patients primarily in the home in Alabama and Mississippi.

Business

The Company provides home health care services and products consisting primarily of the rental and sale of home medical equipment and home health care supplies.  These services and products are paid for primarily by Medicare, Medicaid, and other third-party payors.  The Company’s objective is to be a leading provider of home health care products and services in the markets in which it operates.

Services and Products

The Company provides a diversified range of home health care services and products.

Home Medical Equipment and Medical Supplies. The Company provides a variety of equipment and supplies to serve the needs of home care patients. Revenues from home medical equipment and supplies are derived principally from the rental and sale of wheelchairs, power chairs, hospital beds, ambulatory aids, bathroom aids and safety equipment, and rehabilitation equipment. Sales of home medical equipment and medical supplies account for 88% of the Company’s revenues in 2008.

Home Respiratory Equipment. The Company provides a wide variety of home respiratory equipment primarily to patients with severe and chronic pulmonary diseases. Patients are referred to the Company most often by primary care and pulmonary physicians as well as by hospital discharge planners and case managers. After reviewing pertinent medical records on the patient and confirming insurance coverage information, a Company service technician visits the patient’s home to deliver and to prepare the prescribed equipment. Company representatives coordinate the prescribed regimen with the patient’s physician and train the patient and caregiver in the correct use of the equipment. For patients renting equipment, Company representatives also make periodic follow-up visits to the home to provide additional instructions, perform required equipment maintenance, and deliver oxygen and other supplies.

The primary respiratory services that the Company provides are:

•

Oxygen systems to assist patients with breathing. There are two types of oxygen systems: (i) oxygen concentrators, which are stationary units that filter ordinary room air to provide a continuous flow of oxygen; and (ii) high pressure oxygen cylinders, which are used primarily for portability as an adjunct to oxygen concentrators. Oxygen systems are prescribed by physicians for patients with chronic obstructive pulmonary disease, cystic fibrosis, and neurologically-related respiratory problems.

•

Nebulizers to assist patients with breathing. Nebulizer compressors are used to administer aerosolized medications (such as albuterol) to patients with asthma, bronchitis, chronic obstructive pulmonary disease, and cystic fibrosis.

•

Respiratory assist devices to force air through respiratory passage-ways during sleep. These treatments, which utilize continuous positive airway pressure (“CPAP”) or bi-level positive airway pressure therapy, are used on adults with obstructive sleep apnea (“OSA”), a condition in which a patient’s normal breathing patterns are disturbed during sleep.

Operations

Organization

Management is focused on revenue development and cost control, and decision-making to improve responsiveness and ensure quality. The Company currently operates from a single location.

The Company provides, through its corporate office management, support, compliance oversight and training, marketing and managed care expertise, sales training and support, and financial and information systems.  Services performed at the corporate office include financial and accounting functions, treasury, corporate compliance, human resources, reimbursement oversight, sales and marketing support, clinical policy and procedure development, regulatory affairs and licensure, and information system design.  The Company’s patient service center provides centralized order intake and revenue qualification.

Commitment to Quality

The Company maintains quality and performance improvement programs related to the proper implementation of its service standards.

Training and Retention of Quality Personnel.

Management recognizes that the Company’s business depends on its personnel. The Company attempts to recruit knowledgeable talent for all positions including account executives that are capable of gaining new business from the local medical community. In addition, the Company provides sales training and orientation to all employees.

Management Information Systems

Management believes that periodic refinement and upgrading of its management information systems, which permit management to closely monitor operating activities is important to the Company’s business. The Company’s financial systems provide, among other things, monthly budget analyses, trended financial data, and financial comparisons to prior periods.  These systems also provide a means for management to monitor key statistical data such as accounts receivable, payor mix, cash collections, revenue mix and expense trends. Additionally, Medicare and other third party claims are billed electronically through the Company’s systems thereby facilitating and improving the timeliness of accounts receivable collections. The Company also maintains a communication network that provides company-wide access to email and the Internet.

Corporate Compliance

The Company’s goal is to operate its business with honesty and integrity and in compliance with the numerous laws and regulations that govern its operations. The Company’s corporate compliance program is designed to help accomplish these goals through employee training and education, a confidential disclosure program, written policy guidelines, periodic reviews, compliance audits, and other programs.

Revenues

The Company derives substantially all of its revenues from third-party payors including Medicare, private insurers, and Medicaid.  Medicare is a federally-funded and administered health insurance program that provides coverage for beneficiaries who require certain medical services and products. Medicaid is a state-administered reimbursement program that provides reimbursement for certain medical services and products. Amounts paid under these programs are based upon fixed rates. Revenues are recorded at the expected reimbursement rates when the services are provided, merchandise is delivered, or equipment is rented to patients. Revenues are recorded at net realizable amounts estimated to be paid by customers and third party payors. Although amounts earned under the Medicare and Medicaid programs are subject to review by such third-party payors, subsequent adjustments to such reimbursements are historically insignificant as these reimbursements are based on fixed fee schedules. In the opinion of management, adequate provision has been made for any adjustment that may result from such reviews. Any differences between estimated settlements and final determinations are reflected in operations in the period known.

Sales revenues and related services include all product sales to patients and are derived from the sale of respiratory therapy equipment, and the sale of home health care equipment and medical supplies, and the sale of supplies and the provision of services related to the delivery of these products. Sales revenues are recognized at the time of delivery and recorded at the expected payment amount based upon the type of product and the payor when the Company has obtained the properly completed Certificate for Medical Necessity (“CMN”) from the health care provider, when applicable. Rentals and other patient revenues are derived from the rental of equipment related to the provision of respiratory therapy, and home health care equipment. All rentals of the equipment are provided by the Company on a month-to-month basis and revenue is recorded at the expected payment amount based upon the type of rental and the payor when the Company has obtained the properly completed CMN from the health care provider, when applicable. Certain pieces of equipment are subject to capped rental arrangements, whereby title to the equipment transfers to the patient at the end of the capped rental payment period.

Once initial delivery of rental equipment is made to the patient, a monthly billing cycle is established based on the initial date of delivery. The Company recognizes rental revenue ratably over the monthly service period and defers revenue for the portion of the monthly bill which is unearned. The fixed monthly rental encompasses the rental of the product, delivery, set-up, instruction, maintenance, repairs, and providing backup systems when needed, and as such, no separate revenue is earned from the initial equipment delivery and setup process. Routine maintenance and servicing of the equipment is the responsibility of the Company for as long as the patient is renting the equipment.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis, and therefore, are excluded from revenues in the statements of operations.

Because the Company derives a significant portion of its revenues from Medicare and Medicaid reimbursement, material changes in Medicare and Medicaid reimbursement have a material impact on its revenues and, consequently, on its business operations and financial results. Reimbursement levels typically are subject to downward pressure as the federal and state governments and managed care payors seek to reduce payments.

Management is working to counter the adverse impact of the reimbursement reductions currently in effect as well as any future reimbursement reductions through a variety of initiatives designed to grow revenues, improve productivity, and reduce costs. The magnitude of the adverse impact that reimbursement reductions will have on the Company’s future operating results and financial condition will depend upon the success of the Company’s revenue growth and cost reduction initiatives. Nevertheless, the adverse impact could be material.

Collections

The Company has three key initiatives in place to maintain and/or improve collections of accounts receivable: (i) proper staffing and training; (ii) process redesign and standardization; and (iii) billing center specific goals geared toward improved cash collections and reduced accounts receivable.

Net patient accounts receivable at December 31, 2008 was $356,801 compared to net patient accounts receivable of $393,565 at December 31, 2007.

We derive a substantial majority of our revenue from reimbursement by third-party payors. We accept assignment of insurance benefits from customers and, in most instances, invoice and collect payments directly from Medicare, Medicaid and private insurance carriers, as well as from customers under co-insurance provisions. The following table sets forth, for the periods indicated, the percentage of our revenues derived from different types of payors.

	Year Ended December 31,
Payors	2008	2007
Medicare and Medicaid programs	64%	68%
Private insurance	29	25
Direct payment	7	7

	100%	100%

An important indicator of the Company’s accounts receivable collection efforts is the monitoring of the days sales outstanding (“DSO”). The Company monitors DSO trends for the Company as part of the management of the billing and collections process. An increase in DSO usually results from slow-down in the timeliness of payment processing by payors. A decline in DSO usually results from process improvements or more timely payment processing by payors. Management uses DSO trends to monitor, evaluate and improve the performance of the billing process.  The table below shows the Company’s DSO for the periods indicated and is calculated by dividing patient accounts receivable by the average daily revenue for the previous 90 days, net of bad debt expense:

	2008	2007
DSO	67 days	67 days

The Company attempts to minimize DSO by screening new patient cases for adequate sources of reimbursement and by providing complete and accurate claims data to relevant payor sources. The Company’s level of DSO and net patient receivables is affected by the extended time required to obtain necessary billing documentation.

Sales and Marketing

The Company has increased its focus on sales and marketing efforts over the past several years in an effort to improve revenues. During this time, management implemented changes designed to improve the effectiveness of the Company’s selling efforts. These include revisions to the Account Executive commission plans and a restructuring of the sales organization.  Management believes these actions have resulted in a more focused sales management team.

The Company’s sales and marketing focus for 2009 and beyond includes: (i) increasing the Company’s mix of Medicare and profitable managed care business; (ii) strengthening its sales and marketing efforts through a variety of programs and initiatives; and (iii) expanding managed care revenue through greater management attention and prioritization of payors to secure managed care contracts at acceptable levels of profitability. Improvement in the Company’s ability to grow revenues will be critical to the Company’s success. Management will continue to review and monitor progress with its sales and marketing efforts.

Competition

The home health care industry is consolidating but remains highly fragmented and competition varies significantly from market to market. There are still relatively few barriers to entry in the local markets served by the Company, and the Company could encounter competition from new market entrants.  Management believes that the competitive factors most important in the Company’s lines of business are quality of service, reputation with referral sources, ease of doing business with the provider, ability to develop and to maintain relationships with referral sources, clinical expertise, and the range of services offered.

Home medical equipment and home health care supply companies in our market compete primarily on the basis of service, not pricing, since reimbursement levels are established by fee schedules promulgated by Medicare and Medicaid or by the individual determinations of private insurance companies. Furthermore, marketing efforts are typically directed toward referral sources that generally do not share financial responsibility for the payment of services provided to customers. The relationships between a home medical equipment company and its customers and referral sources are highly personal. There is no compelling incentive for either physicians or the patients to alter the relationship, so long as the home respiratory company is providing responsive, professional and high-quality service.

Third-party payors and their case managers actively monitor and direct the care delivered to their beneficiaries. Accordingly, relationships with such payors and their case managers and inclusion within preferred provider and other networks of approved or accredited providers has become a prerequisite in many cases to the Company’s ability to serve many of the patients it treats. Similarly, the ability of the Company and its competitors to align themselves with other healthcare service providers may increase in importance as managed care providers and provider networks seek out providers who offer a broad range of services, substantially discounted prices, and geographic coverage.

Employees

As of December 31, 2008, we had 38 employees. None of our employees are covered by collective bargaining agreements. We believe that the relations between our management and employees are good.

RISK FACTORS

This section summarizes certain risks, among others, that should be considered by stockholders and prospective investors in the Company. Many of these risks are also discussed in other sections of this report.

CONTINUED REDUCTIONS IN MEDICARE AND MEDICAID REIMBURSEMENT RATES COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the last quarter of 2003, Congress enacted the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “MMA”). The MMA reduced Medicare reimbursement levels for a variety of the Company’s products and services, with some reductions beginning in 2004 and others beginning in 2005. On February 8, 2006, the Deficit Reduction Act of 2005 (“DRA”) was signed into law. The DRA reduced the reimbursement of certain products provided by the Company. These reductions have had and will have a material adverse effect on the Company’s revenues, net income, cash flows and capital resources. There are also pending reimbursement cuts, as well as proposed reimbursement cuts including a reduction in the rental period on oxygen equipment that may negatively affect the Company’s business and prospects. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Trends, Events and Uncertainties – Reimbursement Changes and the Company’s Response.”

REDUCTIONS IN REIMBURSEMENT RATES FROM THIRD-PARTY PAYORS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S REVENUES, NET INCOME, CASH FLOWS AND CAPITAL RESOURCES.

For the year ended December 31, 2008, the percentage of the Company’s revenues derived from Medicare, Medicaid and all other payors was 63.21%, 2.12%, and 34.67%, respectively. The revenues and profitability of the Company may be impacted by the efforts of payors to contain or reduce the costs of health care by delaying payments, lowering reimbursement rates, narrowing the scope of covered services, increasing case management review of services, and negotiating reduced contract pricing. Reductions in reimbursement levels under Medicare, Medicaid or private pay programs and any changes in applicable government regulations could have a material adverse effect on the Company’s revenues and net income. Additional Medicare reimbursement reductions have been proposed that would have a substantial and material adverse effect on the Company’s revenues, net income, cash flows and capital resources. Changes in the mix of the Company’s patients among Medicare, Medicaid and private pay categories and among different types of private pay sources may also affect the Company’s revenues and profitability. There can be no assurance that the Company will continue to maintain its current payor mix, revenue mix, or reimbursement levels, a change in which could have a material adverse effect on the Company’s revenues, net income, cash flows and capital resources. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

THE COMPANY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, AND THE COMPANY’S INABILITY TO COMPLY WITH EXISTING OR FUTURE LAWS, REGULATIONS OR STANDARDS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S OPERATIONS, FINANCIAL CONDITION, BUSINESS, OR PROSPECTS.

The Company is subject to extensive and frequently changing federal, state, and local regulation. In addition, new laws and regulations are adopted periodically to regulate products and services in the health care industry. Changes in laws or regulations or new interpretations of existing laws or regulations can have a dramatic effect on operating methods, costs, and reimbursement amounts provided by government and other third-party payors. There can be no assurance that the Company is in compliance with all applicable existing laws and regulations or that the Company will be able to comply with any new laws or regulations that may be enacted in the future. Changes in applicable laws, any failure by the Company to comply with existing or future laws, regulations or standards, or discovery of past regulatory noncompliance by the Company could have a material adverse effect on the Company’s operations, financial condition, business, or prospects. See “Business – Government Regulation.”

FUTURE IMPLEMENTATION OF A COMPETITIVE BIDDING PROCESS UNDER MEDICARE COULD REDUCE OUR REVENUES, NET INCOME AND CASH FLOWS.

The Centers for Medicare and Medicaid Services (“CMS”) is required by law to establish and implement programs under which competitive acquisition areas will be established throughout the United States for contract award purposes for the furnishing of competitively priced items of DME (See “MEDICARE REIMBURSEMENT”). The program was initially intended to be implemented in phases such that competition under the program would occur in ten of the largest MSAs in the first year, 80 of the largest MSAs in the following year, and additional areas thereafter.

For each competitive acquisition area, CMS is to conduct a competition under which providers will submit bids to supply certain covered items of DME. Successful bidders will be expected to meet certain program quality standards in order to be awarded a contract and only successful bidders can supply the covered items to Medicare beneficiaries in the acquisition area. The applicable contract award prices are expected to be less than would be paid under current Medicare fee schedules, and contracts will be re-bid at least every three years. CMS will be required to award contracts to multiple entities submitting bids in each area for an item or service, but will have the authority to limit the number of contractors in a competitive acquisition area to the number needed to meet projected demand. CMS may use competitive bid pricing information to adjust the payment amounts otherwise in effect for an area that is not a competitive acquisition area.

CMS concluded the bidding process for the first round of MSAs in September 2007. On March 20, 2008, CMS completed the bid evaluation process and announced the payment amounts that would have taken effect in the ten competitive bidding areas beginning July 1, 2008. Contracts to provide products within the competitive bid areas were awarded to selected suppliers and took effect on July 1, 2008. On July 15, 2008, Congress enacted the MIPPA legislation which retroactively delayed the implementation of competitive bidding for up to 18 months and reduced Medicare prices nationwide by 9.5% beginning in 2009 for the product categories, including oxygen, that were initially included in competitive bidding. As a result of the delay, CMS cancelled all contract awards retroactively to June 30, 2008.

On January 16, 2009, CMS published its interim final rule for competitive bidding which outlines the process for rebidding the first round of competitive bidding in 2009. The bidding will apply to nine of the original ten MSAs in round one and will be expanded to additional MSAs in 2011. A competition for a national mail order competitive bidding program may occur after 2010. It is unclear at this time when contracts would be awarded under the program and the respective effective dates of the contracts. We will continue to monitor developments regarding the implementation of the competitive bidding program. We cannot predict the outcome of the competitive bidding program on our business when fully implemented or the Medicare payment rates that will be in effect in future years for the items subjected to competitive bidding.

NEW HEALTHCARE LEGISLATION OR OTHER CHANGES IN THE ADMINISTRATION OR INTERPRETATION OF GOVERNMENT HEALTH CARE PROGRAMS OR INITIATIVES MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY.

The health care industry continues to undergo dramatic changes influenced in large part by federal legislative initiatives. It is likely that new federal health care initiatives will continue to arise. The MMA and the DRA have had a material negative impact on the level of reimbursement. Furthermore, additional reductions have been proposed. There can be no assurance that these or other federal legislative and regulatory initiatives will not be adopted in the future. One or more of these initiatives could materially limit patient access to, or the Company’s reimbursement for, products and services provided by the Company. Some states are adopting health care programs and initiatives as a replacement for Medicaid. There can be no assurance that the adoption of such legislation or other changes in the administration or interpretation of government health care programs or initiatives will not have a material adverse effect on the Company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Trends, Events, and Uncertainties – Reimbursement Changes and the Company’s Response.”

THE COMPANY DEPENDS ON RETAINING AND OBTAINING PROFITABLE MANAGED CARE CONTRACTS, AND THE COMPANY’S BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED IF IT IS UNABLE TO RETAIN OR OBTAIN SUCH MANAGED CARE CONTRACTS.

As managed care plays a significant role in markets in which the Company operates, the Company’s success will, in part, depend on retaining and obtaining profitable managed care contracts. There can be no assurance that the Company will retain or obtain such managed care contracts. In addition, reimbursement rates under managed care contracts are likely to continue to experience downward pressure as a result of payors’ efforts to contain or reduce the costs of health care by increasing case management review of services, by increasing retrospective payment audits, and by negotiating reduced contract pricing. Therefore, even if the Company is successful in retaining and obtaining managed care contracts, it will experience declining profitability unless the Company also decreases its cost for providing services and increases higher margin services.

WE MAY UNDERTAKE ACQUISITIONS THAT COULD SUBJECT US TO UNANTICIPATED LIABILITIES AND THAT COULD FAIL TO ACHIEVE EXPECTED BENEFITS.

Our strategy is to increase our market share through internal growth and strategic acquisitions. Consideration for the acquisitions has generally consisted of cash, unsecured non-interest bearing obligations and the assumption of certain liabilities.

The implementation of an acquisition strategy entails certain risks, including inaccurate assessment of disclosed liabilities, the existence of undisclosed liabilities, regulatory compliance issues associated with the acquired business, entry into markets in which we may have limited or no experience, diversion of management’s attention and human resources from our underlying business, difficulties in integrating the operations of an acquired business or in realizing anticipated efficiencies and cost savings, failure to retain key management or operating personnel of the acquired business, and an increase in indebtedness and a limitation in the ability to access additional capital on favorable terms. The successful integration of an acquired business may be dependent on the size of the acquired business, condition of the customer billing records, and complexity of system conversions and execution of the integration plan by local management. If we do not successfully integrate the acquired business, the acquisition could fail to achieve its expected revenue contribution or there could be delays in the billing and collection of claims for services rendered to customers, which may have a material adverse effect on our financial position and operating results.

THE COMPANY’S COMMON STOCK TRADES ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH REDUCES THE LIQUIDITY OF AN INVESTMENT IN THE COMPANY.

Trading of the Company’s common stock under its current trading symbol, BBCG is conducted on the over-the-counter bulletin board which may limit the Company’s ability to raise additional capital and the ability of shareholders to sell their shares.

COMPLIANCE WITH PRIVACY REGULATIONS UNDER HIPAA COULD RESULT IN SIGNIFICANT COSTS TO THE COMPANY AND DELAYS IN ITS COLLECTION OF ACCOUNTS RECEIVABLE.

HIPAA Administrative Simplification requires all entities engaged in certain electronic transactions to meet specific standards to ensure the confidentiality and security of individually identifiable health information. In addition, HIPAA mandates the standardization of various types of electronic transactions and the codes and identifiers used for these transactions. While the Company has implemented all standards issued to date, including the standards for the National Provider Identifier, there are some state Medicaid programs that are not fully compliant with the electronic transaction standards which could result in delays in collections of accounts receivable.

On February 16, 2006, the Department of Health and Human Services (“HHS”) published the final rule relative to the enforcement of the HIPAA Administrative Simplification standards. Entities found to be in violation of an Administrative Simplification provision may be subject to a civil money penalty of not more than $100 for each violation or not more than $25,000 for identical violations during a calendar year. Prior to the imposition of a penalty, however, the Secretary of HHS will seek the cooperation of the entity in obtaining compliance and may provide technical assistance to help the entity comply voluntarily with the applicable Administrative Simplification provisions.

THE MARKET IN WHICH THE COMPANY OPERATES IS HIGHLY COMPETITIVE, AND IF THE COMPANY IS UNABLE TO COMPETE SUCCESSFULLY, ITS BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED.

The home health care market is highly fragmented.  There are relatively few barriers to entry in the local market served by the Company, and it could encounter competition from new market entrants.  The majority of the Company’s competition comes from local independent operators or hospital-based facilities.  Some of the Company’s present and potential competitors are significantly larger than the Company and have, or may obtain, greater financial and marketing resources than the Company.

THE PROVISION OF HEALTHCARE SERVICES ENTAILS AN INHERENT RISK OF LIABILITY, AND THE COMPANY’S INSURANCE MAY NOT BE SUFFICIENT TO EFFECTIVELY PROTECT THE COMPANY FROM ALL CLAIMS.

The provision of healthcare services entails an inherent risk of liability. Certain participants in the home healthcare industry may be subject to lawsuits that may involve large claims and significant defense costs. It is expected that the Company periodically will be subject to such suits as a result of the nature of its business. The Company currently maintains product and professional liability insurance intended to cover such claims in amounts which management believes are in keeping with industry standards. There can be no assurance that the Company will be able to obtain liability insurance coverage in the future on acceptable terms, if at all. There can be no assurance that claims in excess of the Company’s insurance coverage will not arise. A successful claim against the Company in excess of the Company’s insurance coverage could have a material adverse effect upon the operations, financial condition or prospects of the Company. Claims against the Company, regardless of their merit or eventual outcome, may also have a material adverse effect upon the Company’s ability to attract patients or to expand its business.

Item 2.02 Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The Company provides home health care services and products to patients in two states. These services and products are primarily paid for by Medicare, Medicaid, and other third-party payors. As a result, prices for the Company’s products and services are set by the payors and not by the Company. Since the Company cannot affect pricing, it can improve operating results primarily by increasing revenues through increased volume of sales and rentals and by controlling expenses. The Company can also improve cash flow by limiting the amount of time that it takes to collect payment after delivering products and services. Key indicators of performance include:

Sales and Rentals.

Over the past three years the Company has increased its focus on sales and marketing efforts in an effort to improve revenues.  Continuing to improve the Company’s sales and marketing efforts will be critical to the Company’s success. Management closely tracks overall increases and decreases in sales and rentals as well as increases and decreases by product-line. Reductions in reimbursement levels can more than offset an increased volume of sales and rentals.  See “Trends, Events, and Uncertainties – Reimbursement Changes and the Company’s Response.”

Revenue Recognition and Accounts Receivable

Our revenues are recognized on an accrual basis in the period in which services and related products are provided to customers and are recorded at net realizable amounts estimated to be paid by customers and third-party payors.  Insurance benefits are assigned to the Company and, accordingly, the Company bills on behalf of its customers. The Company’s billing system contains payor-specific price tables that reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. The Company has established an allowance to account for sales adjustments that result from differences between the payment amount received and the expected realizable amount.  Actual adjustments that result from differences between the payment amount received and the expected realizable amount are recorded against the allowance for sales adjustments and are typically identified and ultimately recorded at the point of cash application or when otherwise determined pursuant to the Company’s collection procedures. We report revenues in our financial statements net of such adjustments.

Certain items provided by the Company are reimbursed under rental arrangements that generally provide for fixed monthly payments established by fee schedules for as long as the patient is using the equipment and medical necessity continues (subject to capped rental arrangements which limit the rental payment periods in some instances and which may result in a transfer of title to the patient at the end of the rental payment period). Once initial delivery of rental equipment is made to the patient, a monthly billing cycle is established based on the initial date of delivery. The Company recognizes rental arrangement revenues ratably over the monthly service period and defers revenue for the portion of the monthly bill that is unearned in accordance with SFAS No. 13, “Accounting for Leases.”  No separate payment is earned from the initial equipment delivery and setup process.  During the rental period, we are responsible for servicing the equipment and providing routine maintenance, if necessary.

Our revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 104— Revenue Recognition (“SAB 104”) for determining when revenue is realized or realizable and earned. We recognize revenue in accordance with the requirements of SAB 104 that:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred;
•	the seller’s price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

Due to the nature of the industry and the reimbursement environment in which we operate, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products and/or services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

Included in accounts receivable are earned but unbilled receivables. Unbilled accounts receivable represent charges for equipment and supplies delivered to customers for which invoices have not yet been generated by the billing system. Prior to the delivery of equipment and supplies to customers, we perform certain certification and approval procedures to ensure collection is reasonably assured and that unbilled accounts receivable are recorded at net amounts expected to be paid by customers and third-party payors.  Billing delays, generally ranging from several days to several weeks, can occur due to delays in obtaining certain required payor-specific documentation from internal and external sources, interim transactions occurring between cycle billing dates established for each customer within the billing system and business acquisitions awaiting assignment of new provider enrollment identification numbers.  In the event that a third-party payor does not accept the claim for payment, the customer is ultimately responsible.

We perform analyses to evaluate the net realizable value of accounts receivable. Specifically, we consider historical realization data, accounts receivable aging trends, other operating trends and relevant business conditions. Because of continuing changes in the health care industry and third-party reimbursement, it is possible that our estimates could change, which could have a material impact on our operations and cash flows.

Bad Debt Expense

Billing and collecting in the healthcare industry is extremely complex. Rigorous substantive and procedural standards are set by each third party payor, and failure to adhere to these standards can lead to non-payment, which can have a significant impact on the Company’s net income and cash flow.  The Company measures bad debt as a percent of net sales and rentals, and management considers this percentage a key indicator in monitoring its billing and collection function. Bad debt expense as a percentage of net revenue decreased from 20.9% in 2007 to 14.2% in 2008. This decrease in bad debt expense as a percentage of net revenue is due to improved billing procedures and collection efforts.

Cash Flow

The Company’s funding of day-to-day operations will rely on cash flow and cash on hand. The Company currently does not have access to a revolving line of credit.  The nature of the Company’s business requires substantial capital expenditures in order to buy the equipment used to generate revenues. As a result, management views cash flow as particularly critical to the Company’s operations.  The Company’s future liquidity will continue to be dependent upon the relative amounts of current assets (principally cash, accounts receivable, and inventories) and current liabilities (principally accounts payable and accrued expenses).  Management attempts to monitor and improve cash flow in a number of ways, including inventory utilization analysis, cash flow forecasting, and accounts receivable collection. In that regard, the length of time that it takes to collect receivables can have a significant impact on the Company’s liquidity as described below in “Days Sales Outstanding.”

Days Sales Outstanding

Days sales outstanding (“DSO”) is a tool used by management to assess collections and the consequential impact on cash flow. The Company calculates DSO by dividing net patient accounts receivable by the average daily revenue for the previous 90 days (excluding dispositions and acquisitions), net of bad debt expense. The Company attempts to minimize DSO by screening new patient cases for adequate sources of reimbursement and by providing complete and accurate claims data to relevant payor sources. The Company also monitors DSO trends for each of its branches and billing centers and for the Company in total as part of the management of the billing and collections process. An increase in DSO usually results from certain revenue management processes and/or not functioning at optimal levels or a slow-down in the timeliness of payment processing by payors. A decline in DSO usually results from process improvements or timelier payment processing by payors.  Management uses DSO trends to monitor, evaluate and improve the performance of billing processes. DSO was 67 days at December 31, 2008 and December 31, 2007.

Accounts Receivable

The Company maintains payor-specific price tables in its billing system that reflect the fee schedule amounts statutorily in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. Due to the nature of the health care industry and the reimbursement environment in which SMMI operates, situations can occur where expected payment amounts are not established by fee schedules or contracted rates, and estimates are required to record revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that revenues and accounts receivable will have to be revised or updated as additional information becomes available. Contractual adjustments to revenues and accounts receivable can result from price differences between allowed charges and amounts initially recognized as revenue due to incorrect price tables or subsequently negotiated payment rates. Actual adjustments that result from differences between the payment amount received and the expected realizable amount are recorded against the allowance for sales adjustments and are typically identified and ultimately recorded at the point of cash application or account review.  We report revenues in our financial statements net of such adjustments. Accounts receivable are reported net of allowances for sales adjustments and uncollectible accounts. Bad debt is recorded as an operating expense and consists of billed charges that are ultimately deemed uncollectible due to the customer’s or third-party payor’s inability or refusal to pay.

The Company’s payor mix is highly concentrated among Medicare, Medicaid and other government third-party payors and contracted private insurance or commercial payors. Government payment rates are determined according to published fee schedules established pursuant to statute, law or other regulatory processes and commercial payment rates are based on contractual line item pricing as reflected in the respective contracts. Fee schedule updates have historically occurred on a prospective basis and have been made available to the Company in advance of the effective date of a change in reimbursement rates. The Company’s proprietary billing system has features that allow the Company to timely update payor price tables within the system as changes occur in order to accurately record revenues and accounts receivable at their expected realizable values. Additional systems and manual controls and processes are used by management to evaluate the accuracy of these recorded amounts. Based on the Company’s experience, it is unlikely that a change in estimate of unsettled amounts from third party payors would have a material adverse impact on its financial position or results of operations.

Accounts receivable balance concentrations by major payor category as of December 31, 2008 and December 31, 2007 were as follows:

Percentage of Accounts Receivable Outstanding:	December 31, 2008	December 31, 2007
Medicare	39.8%	53.2%
Medicaid/Other Government	8.6%	5.6%
Private Insurance/Other	51.6%	41.2%

Total	100.0%	100.0%

Productivity and Profitability.

Management has placed significant emphasis on improving productivity and reducing costs over the past several years and will continue to do so going forward. Management considers many of the Company’s expenses to be either fixed costs or cost of goods sold, which are difficult to reduce or eliminate. As a result, management’s primary areas of focus for expense reduction and containment are through productivity improvements.  These improvements have focused on automation of certain functions, and reduction in costs associated with delivery of products and services to patients.  Initiatives are also in place to improve asset utilization through a newly implemented asset management system, reduce capital expenditures, reduce bad debt expense and revenue deductions, reduce costs of delivery of products to patients through improved routing, and reduce facility costs through more effective utilization of leased space. Management utilizes a variety of monitoring tools and analyses to help identify and standardize best practices and to identify and correct deficiencies. Similarly, the Company monitors its business to identify opportunities to target growth.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property, plant and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, we recognize an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property, plant and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator.

Trends, Events, and Uncertainties

From time to time changes occur in the Company’s industry or its business that make it reasonably likely that aspects of its future operating results will be materially different than its historical operating results. Sometimes these matters have not occurred, but their existence is sufficient to raise doubt regarding the likelihood that historical operating results are an accurate gauge of future performance. The Company attempts to identify and describe these trends, events, and uncertainties to assist investors in assessing the likely future performance of the Company. Investors should understand that these matters typically are new, sometimes unforeseen, and often are fluid in nature. Moreover, the matters described below are not the only issues that can result in variances between past and future performance nor are they necessarily the only material trends, events, and uncertainties that will affect the Company. As a result, investors are encouraged to use this and other information to ascertain for themselves the likelihood that past performance is indicative of future performance.

The trends, events, and uncertainties set out in the remainder of this section have been identified by the Company as reasonably likely to materially affect the comparison of historical operating results reported herein to either other past period results or to future operating results.

Reimbursement Changes and the Company’s Response.

The Company regularly is faced with reimbursement reductions and the prospect of additional reimbursement cuts. The following reimbursement changes already enacted will further impact the Company in 2008 and beyond:

Competitive Bidding: The Medicare Prescription Drug, Improvement and Modernization Act of 2003 froze reimbursement rates for certain durable medical equipment (“DME”) at those rates in effect on October 1, 2003. These reimbursement rates will remain in effect until the competitive bidding process establishes a single payment amount for those items, which amount must be less than the current fee schedule. Competitive bidding will be implemented in phases with ten of the largest metropolitan statistical areas (“MSAs”) included in the program in 2008, 80 of the largest MSAs included in 2009, and additional areas after 2009. Suppliers who are successful in the bidding process will become contract suppliers for those items for which they submit winning bids. Multiple suppliers will be awarded contracts in each competitive bidding area (“CBA”), however the number of suppliers may be limited to the number needed to meet projected demand. With a few exceptions, only contract suppliers may bill Medicare for competitively-bid items in CBAs. However, rental agreements between beneficiaries and non-contract suppliers that existed prior to the effective date of competitive bidding in a CBA can be “grandfathered”. In this case, non-contract suppliers may continue to provide the items as a grandfathered supplier without participating in the competitive bidding program only as it relates to rental agreements in effect at the time competitive bidding is implemented in the CBA. In the first round of competitive bidding, grandfathered suppliers providing oxygen will be paid at the single payment amount as determined through the competitive bidding process for the CBA. All other rental items will be paid in accordance with the fee schedule for areas not included in competitive bidding. In future rounds of competitive bidding, grandfathered suppliers will be paid the single payment amount for all items.

On April 2, 2007, the Department of Health and Human Services (“HHS”) announced the first 10 CBAs.  With the announcement of the first 10 CBAs, HHS also announced 10 categories of items that will be competitively bid, which include: oxygen supplies and equipment; standard power wheelchairs, scooters, and related accessories; complex rehabilitative power wheelchairs and related accessories; mail-order diabetic supplies; enteral nutrients, equipment, and supplies; Continuous Positive Airway Pressure (“CPAP”) devices, Respiratory Assist Devices (“RADs”), and related supplies and accessories; hospital beds and related accessories; Negative Pressure Wound Therapy (“NPWT”) pumps and related supplies and accessories; walkers and related accessories; and support surfaces (group 2 and 3 mattresses and overlays) in Miami and San Juan only.

The bidding process for the first 10 CBAs began in May 2007 with a deadline for submitting bids of September 25, 2007.  CMS was expected to announce the winning suppliers in March 2008. The contract period for this first round of bidding is July 1, 2008 through June 30, 2011.

In January 2008, CMS announced the additional 70 MSAs to be included in the second round of competitive bidding. Products included in the second round were also announced and are similar to those included in the first round, with the exception of mail order diabetic supplies, which will be subject to a national bid at a later date, and support surfaces which are not included in the second round. CMS expects to begin pre-bidding activities for the second round in the spring of 2008. The bidding process is expected to run for 60 days beginning in the summer of 2008. Specific dates have not been announced.

On July 15, 2008, the Medicare Improvements for Patients and Providers Act of 2008 (“MIPPA”) was enacted. Among other things, this legislation delayed the competitive bidding program to allow time for CMS to make changes to the bidding process. As a result of this legislation, contracts awarded in the first round are now terminated and the bidding process for the first round will be restarted in 2009. The second round bidding process will begin in 2011. To offset the savings not realized as a result of the competitive bidding delay, MIPPA calls for a nationwide 9.5% reduction in Medicare rates beginning on January 1, 2009 for products included in the first round of competitive bidding. The Company estimates that this 9.5% reduction will reduce the Company’s net revenue and net income by approximately $250,000 annually beginning in 2009. MIPPA also requires CMS to make certain changes to the bidding process and repeals the transfer of title of oxygen equipment to Medicare beneficiaries at the end of 36 months of continuous rental, as specified in the Deficit Reduction Act of 2005.  At this time, the exact timing and financial impact of competitive bidding is not known, but management believes the impact could be material.

At this time, the outcome of the competitive bidding process is not known and therefore the Company is not able to estimate the financial impact of the competitive bidding process, but the impact could be material.

Accreditation: The Secretary of the Department of Health and Human Services is required to establish and implement quality standards for suppliers of durable medical equipment, prosthetics, orthotics, and supplies. The Centers for Medicare and Medicaid Services (“CMS”) published the standards on its website on August 14, 2006. In order to continue to bill under Medicare Part B, DMEPOS suppliers will be required to meet these standards through an accreditation process outlined in the CMS final rule on accreditation issued August 18, 2006. In order to participate in the first round of competitive bidding, all suppliers were required to obtain accreditation by October 31, 2007.

In December of 2007, CMS announced that all existing suppliers must be accredited no later than September 30, 2009. New suppliers who submit applications to the National Supplier Clearinghouse (NSC) for a National Provider Identifier (NPI) prior to March 1, 2008 must be in the accreditation process before January 31, 2009. Suppliers who submit applications to the NSC for an NPI on or after March 1, 2008, must submit evidence of accreditation prior to the submission of the application. Failure to meet these deadlines could result in the revocation of the suppliers Medicare billing privileges. As all of the Company’s operations are accredited through ACHC, these deadlines are not expected to impact the Company’s operations.

DRA Reimbursement Impact: The Deficit Reduction Act of 2005 (the “DRA”), which was signed into law on February 8, 2006, affects the Company’s reimbursement in a number of ways including:

•

The DRA contains a provision that eliminated the Medicare capped rental methodology for certain items of durable medical equipment, including wheelchairs, beds, and respiratory assist devices. The DRA changes the rental period to thirteen months, at which time the rental payments stop and title to the equipment is transferred to the beneficiary. The effective date of the provision to eliminate the capped rental methodology applies to items for which the first rental month occurs on or after January 1, 2006 and, as a result, there was no impact to the Company’s revenue in 2006. The impact of this change will be realized over a period of several years which began in 2007.

•

The DRA also contains a provision that limits the duration of monthly Medicare rental payments on oxygen equipment to 36 months. Prior to the DRA, Medicare provided indefinite monthly reimbursement for the rental of oxygen equipment as long as the patient needed the equipment and met medical qualifications. The effective date for the implementation of the 36 month rental cap for oxygen equipment was January 1, 2006. In the case of individuals who received oxygen equipment on or prior to December 31, 2005, the 36 month period began on January 1, 2006. Therefore, the transfer of title of oxygen equipment from the Company to the beneficiary will begin in 2009. The financial impact beginning in 2009 of the 36 month cap for oxygen equipment cannot be accurately estimated as the Company is not able to quantify additional revenue associated with maintenance and supplies that would partially offset the loss of rental revenue after the 36 month cap; however, such impact will be material.

The following proposed changes, if enacted in their proposed or a modified form, could have a significant impact on the Company:

Proposed Supplier and Quality Standards: In February of 2008, CMS published proposed supplier standards to address concerns about the easy entry into the Medicare program by unqualified and fraudulent providers.  The standards include, among other things, prohibition of contracting licensed services to other entities, requirements to maintain a minimum square footage for a business location, maintaining an operating business telephone number, a prohibition on the forwarding of telephone calls from the primary business location to another location, and a requirement for the business location to be open to the public a minimum of 30 hours per week. The standards also include a requirement to maintain a minimum level of comprehensive liability insurance, a prohibition on directly soliciting patients, and a requirement to obtain oxygen only from state licensed oxygen suppliers.  .

Management is working to counter the adverse impact of the reimbursement reductions currently in effect as well as any future reimbursement reductions through a variety of initiatives designed to grow revenues. See “Overview — Revenue Growth” for a discussion of the Company’s initiatives to grow revenues. In addition, management will continue to be focused on evolving the Company’s business model to improve productivity and reduce costs. These efforts will particularly emphasize centralization and consolidation of functions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Productivity and Profitability” for a discussion of the Company’s initiatives to improve productivity and reduce costs. The magnitude of the adverse impact that reimbursement reductions will have on the Company’s future operating results and financial condition will depend upon the success of the Company’s revenue growth and cost reduction initiatives. Nevertheless, the adverse effect of reimbursement reductions could be material. See “Risk Factors.”

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations are based upon the Company’s financial statements. The preparation of these financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. On an ongoing basis management evaluates its critical accounting policies and estimates.

A “critical accounting policy” is one which is both important to the understanding of the financial condition and results of operations of the Company and requires management’s most difficult, subjective, or complex judgments, and often requires management to make estimates about the effect of matters that are inherently uncertain. Management believes the following accounting policies fit this definition:

Revenue Recognition and Allowance for Doubtful Accounts

The Company provides credit for a substantial part of its non third-party reimbursed revenues and continually monitors the creditworthiness and collectability of amounts due from its patients. Approximately 65% of the Company’s 2008 revenues are derived from participation in Medicare and state Medicaid programs. Amounts paid under these programs are based upon a fixed rate.  Revenues are recorded at the expected reimbursement rates when the services are provided or when merchandise or equipment is delivered to patients. Revenues are recorded net of estimated adjustments for billing errors or other reimbursement adjustments. Although amounts earned under the Medicare and Medicaid programs are subject to review by such third-party payors, subsequent adjustments to reimbursements as a result of such reviews are historically insignificant as these reimbursements are based on fixed fee schedules. In the opinion of management, adequate provision has been made for any adjustment that may result from such reviews. Any differences between estimated settlements and final determinations are reflected as an adjustment to revenue in the period known.

Sales revenues and related services include all product sales to patients and are derived from the sale of home health care equipment and medical supplies, and the sale of supplies and the provision of services related to the delivery of these products. Sales revenues are recognized at the time of delivery and recorded at the expected payment amount based upon the type of product and the payor when the Company has obtained the properly completed Certificate for Medical Necessity (“CMN”) from the health care provider, when applicable. Rentals and other patient revenues are derived from the rental of equipment related to the provision of respiratory therapy, home health care equipment, and enteral pumps. All rentals of the equipment are provided by the Company on a month-to-month basis and revenue is recorded at the expected payment amount based upon the type of rental and the payor when the Company has obtained the properly completed CMN from the health care provider, when applicable. Certain pieces of equipment are subject to capped rental arrangements, whereby title to the equipment transfers to the patient at the end of the capped rental payment period.

Once initial delivery of rental equipment is made to the patient, a monthly billing cycle is established based on the initial date of delivery. The Company recognizes rental revenue ratably over the monthly service period and defers revenue for the portion of the monthly bill which is unearned. The fixed monthly rental encompasses the rental of the product, delivery, set-up, instruction, maintenance, repairs, and providing backup systems when needed, and as such, no separate revenue is earned from the initial equipment delivery and setup process. Routine maintenance and servicing of the equipment is the responsibility of the Company for as long as the patient is renting the equipment.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the statements of operations.

The Company recognizes revenues at the time services are performed or products are delivered. As such, a portion of patient receivables consists of unbilled revenue for which the Company has not obtained all of the necessary medical documentation required to produce a bill, but has provided the service or equipment. The Company calculates its allowance for doubtful accounts based upon the type of receivable (billed or unbilled) as well as the age of the receivable. As a receivable balance ages, an increasingly larger allowance is recorded for the receivable.  Management believes that the recorded allowance for doubtful accounts is adequate, and that historical collections substantiate the percentages used in the allowance valuation process.  However, the Company is subject to further loss to the extent uncollectible receivables exceed its allowance for doubtful accounts.  If the Company were to experience a deterioration in the aging of its accounts receivable due to disruptions or a slow-down in cash collections, the Company’s allowance for doubtful accounts and bad debt expense would likely increase from current levels.  Conversely, an improvement in the Company’s cash collection trends and in its receivable aging would likely result in a decrease in both the allowance for doubtful accounts and bad debt expense.

The Company’s allowance for doubtful accounts totaled $305,539 and $273,097 as of December 31, 2008 and 2007, respectively.

Included in the Company’s accounts receivable are amounts pending approval from third- party payors, primarily balances due from patients applying for Medicaid benefits for the first time. Since the vast majority of the Company’s receivables are for established patients and for patients already having coverage prior to receiving services, amounts pending third-party approval are immaterial.

Results of Operations

The following table sets forth information from our statements of operations for the years ended December 31, 2008 and 2007:

	Years Ended
	December 31
	2008	2007

Sales	$4,575,680	$3,420,464

Cost of sales	1,269,620	876,657

Gross profit	3,306,060	2,543,807

Operating expense:
Marketing and selling	1,950	1,584
Depreciation and amortization expense	40,908	31,727
General and administrative	2,722,888	1,714,426
Total operating expense	2,765,746	1,747,737

Income from operations	540,314	796,070

Other income (expense):
Loss from sale of assets	(53,825)	(5,800)
Impairment of intangible asset	(2,553,417)
Interest income	5,130	14,633
Interest expense	(10,537)	(1,659)
Total other income:	(2,612,649)	7,174

Income before taxes	(2,072,335)	803,244

Income tax expense	(111,000)	—

Net income	$(2,183,335)	$803,244

Years ended December 31, 2008 and 2007

Revenues were $4,575,680 for the year ended December 31, 2008, an increase of $1,155,216, or 34%, compared to $3,420,464 for the year ended December 31, 2007. The increase in revenue was attributed mainly due to the increased demand for our products, which we believe is a result of increased marketing and market expansion efforts.

Cost of sales was $1,269,620 for the year ended December 31, 2008, an increase of $392,963, or 45%, compared to $876,657 for the year ended December 31, 2007.  The increase was primarily a result of the increase in sales and the change in the mix of products and services provided.  As a percentage of the net revenue, cost of sales for the years ended December 31, 2008 and 2007 were 27.7% and 25.6%, respectively.

Gross profit for the year ended December 31, 2008 was $3,306,060, or 72.3% of revenues, compared to $2,543,807, or 74.4% of revenues, for the year ended December 31, 2007.  The decrease in our gross profit margin for the year ended December 31, 2008 was primarily due to the change in the mix of sources of revenue.

Marketing and selling expenses were $1,950 for the year ended December 31, 2008, an increase of $366, or 23%, compared to $1,584 for the year ended December 31, 2007. The increase in selling expenses was attributable to the increase in advertising expenses.

General and administrative expenses were $2,722,888 for the year ended December 31, 2008, an increase of $1,008,462, or 59%, compared to $1,714,426 for the year ended December 31, 2007. For the years ended December 31, 2008 and 2007 general and administrative expenses consisted of the following:

	2008	2007
Occupancy	$89,608	$49,131
Bad debt expense	648,788	714,148
Salaries/benefits	1,392,324	773,211
Professional fees	52,022	3,050
Telephone	27,331	14,339
Travel/entertainment	124,822	61,626
Computer/internet expense	28,063	5,848
Management Fee	168,000	—
Insurance	64,227	53,520
Utilities	11,008	6,231
Other	48,386	12,928
Repairs and maintenance	47,081	10,805
Taxes and licenses	21,229	9,588
	$2,722,888	$1,714,426

The principal changes in fiscal 2008 as compared to fiscal 2007 include:

•

For fiscal 2008, salaries and related taxes and benefits increased $619,113 or 80.1% from fiscal 2007.  The increase was primarily attributable to the addition of a management team, as well as additional headcount in staff for the purposes of expanding the business.

•

For fiscal 2008, occupancy expense increased $40,477 or 82.4% from fiscal 2007.  The increase was due to the Company moving to a new, expanded location.  We expect occupancy expense in fiscal 2009 to be approximately $75,000 based on our current lease obligations.

•	For fiscal 2008, bad debt expense decreased $65,360 or approximately 9.2% from fiscal 2007. The decrease was primarily attributable to billing and collection efforts in fiscal 2008.

•

For fiscal 2008, professional fees increased $48,972 or approximately 1,605.7% from fiscal 2007.  The increase is primarily due to one-time costs associated with the acquisition of our Company by HASCO Holding, LLC, in May, 2008, and additional professional fees paid to consultants for legal, finance and accounting expertise.

•

For fiscal 2008, telephone expense increased by $12,991 or approximately 90.6% from fiscal 2007. The increase was primarily due to the implementation of a new phone system related to our move to new corporate offices and additional headcount.

•

For fiscal 2008, computer/internet expense increased $22,215 or approximately 379.9% from fiscal 2007. The increase was primarily attributable to the one-time expense of implementing the computer network at our new office location.

•	For fiscal 2008, travel and entertainment expense increased $63,196 or approximately 102.5%. The increase was attributable to an increase in general business and sales activity.

•	For fiscal 2008, management fee expense increased $168,000 from fiscal 2007. The increase was attributable to our acquisition by HASCO Holdings LLC, in June, 2008.

•	For fiscal 2008, insurance expense increased $10,706 or approximately 20.0% from fiscal 2007. The increase was attributable to higher premiums paid for general business and auto insurance.

•	For fiscal 2008, utilities expense increased $4,777 or approximately 76.7% from fiscal 2007. The increase was attributable to our move to new corporate offices.

•	For fiscal 2008, repairs and maintenance expense increased $36,276 or approximately 335.7% from fiscal 2007. The increase is attributable to our move to new corporate offices.

•

For fiscal 2008, taxes and licenses expense increased $11,641 or approximately 121.4% from fiscal 2007. The increase is attributable to our increase in revenues and compliance with regulatory requirements.

Losses on disposal of assets were $53,825 and $5,800 for the years ended December 31, 2008 and 2007, respectively.  In 2007 the losses were a result of writing off rental equipment that had no value.  In 2008 the losses are attributable to the disposal vehicles and office equipment no longer used by the Company since the move to their new location and change of ownership.

Impairment of intangible assets were $2,553,417 and $0 for the years ended December 31, 2008 and 2007, respectively.

Interest expenses were $10,537 and $1,659 for the years ended December 31, 2008 and 2007, respectively. The increase was due to borrowings that occurred in June, 2008 related to the change in ownership of the Company.

Income tax expense was $111,000 and $0 for the years ended December 31, 2008 and 2007, respectively.  There was no income tax expense in fiscal 2007 due to the Company’s S-Corporation status during that year.

Net loss was $2,183,335 for the year ended December 31, 2008 a decrease of $2,986,579, or 372%, compared to a net income of $803,244 for the year ended December 31, 2007.

THREE MONTHS ENDED MARCH 31, 2009 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2008

Net Revenues

For the three months ended March 31, 2009, we reported revenues of $902,175 as compared to revenues of $1,238,716 for the three months ended March 31, 2008, a decrease of $336,541 or approximately 27%. The decrease is primarily due to the impact of the 9.5% Medicare Improvement for Patients and Providers Act of 2008 (MIPPA) reduction, and lower reimbursement rates from third party payors.

Cost of Sales

Our cost of sales consists of the depreciation of rental assets and products purchased for resale. For the three months ended March 31, 2009, cost of sales was $295,388, or approximately 32.7% of revenues, compared to $222,359, or approximately 18% of revenues, for the three months ended March 31, 2008.

Gross Profit

Gross profit for the three months ended March 31, 2009 was $606,787, or 67.3% of revenues, compared to $1,016,357, or 82% of revenues, for the three months ended March 31, 2008.  The decrease in our gross profit margin for the three months ended March 31, 2009 was primarily due to the change in the mix of sources of revenue.

Total Operating Expenses

Our total operating expenses increased approximately 52% to $720,470 for the three months ended March 31, 2009 as compared to $472,830 for the three months ended March 31, 2008. These changes include:

•           Marketing and Selling. For the three months ended March 31, 2009, marketing and selling costs were $7,248 as compared to $185 for the three months ended March 31, 2008, an increase of $7,063. The increase was due to marketing, advertising and print advertising programs initiated during the three months ended March 31, 2009.

•           Depreciation and amortization expense. For the three months ended March 31, 2009, depreciation expense amounted to $6,135 as compared to $10,227 for the three months ended March 31, 2008, a decrease of $4,092 or 40%. The decrease in depreciation was primarily attributable to older assets which were fully depreciated in fiscal 2008.

•           General and administrative expense. For the three months ended March 31, 2009, general and administrative expenses were $707,087 as compared to $462,418 for the three months ended March 31, 2008, an increase of $244,669 or approximately 53%. For the three months ended March 31, 2009 and 2008 general and administrative expenses consisted of the following:

	Fiscal Q1	Fiscal Q1
	2009	2008
Rent	20,226	3,600
Employee compensation	398,007	188,344
Professional fees	19,247	3,925
Internet/Phone	5,312	2,600
Travel/Entertainment	17,898	3,748
Bad debt expense	112,713	167,991
Insurance	4,516	10,173
Management fee	81,655	—
Other general and administrative	47,513	82,037
	707,087	462,418

•	For the three months ended March 31, 2009, Rent expense increased to $20,226 as compared to $3,600. Rent expense is higher due to the Company’s relocation to its retail location in Mobile, Alabama.

•

For the three months ended March 31, 2009, salaries and related expenses increased to $398,007 as compared to $188,344. Employee compensation is higher due to increased employees during the three months ended March 31, 2009.

•	For the three months ended March 31, 2009, internet/telephone expense increased to $5,312 as compared to $2,600, an increase of $2,712.

•

For the three months ended March 31, 2009, professional fees increased to $19,247 as compared to $3,925, an increase of $15,322 or 390.4%. Professional fees are higher due to the preparation of reverse merger transaction which occurred in May 2009.

•

For the three months ended March 31, 2009, travel and entertainment expense increased to $17,898 as compared to $3,748. Travel and entertainment expense increased due to increased business development activity and travel by senior management.

•

For the three months ended March 31, 2009 bad debt expense amounted to $112,713 as compared to $167,991 for the three months ended March 31, 2008, a decrease of $55,278 or 33%. The decrease was due to improved collection efforts and the decline in revenues.

•	For the three months ended March 31, 2009 Insurance expense decreased to $4,516 as compared to $10,173 for the three months ended March 31, 2008, a decrease of $5,657, or 55.6%.

•

For the three months ended March 31, 2009 Other general and administrative expense decreased to $47,513 as compared to $82,037 for the three months ended March 31, 2008. The decrease is primarily attributable to decrease in office expense, office supplies and repairs and maintenance by the Company.

•

For the three months ended March 31, 2009 Management fee expense increased to $81,655 as compared to $0 for the three months ended March 31, 2008. The increase is primarily attributable to management fees paid to HASCO Holdings, LLC beginning in August 2008.

LOSS FROM OPERATIONS

We reported loss from operations of $113,683 for the three months ended March 31, 2009 as compared to income from operations of $543,527 for the three months ended March 31, 2008, a decrease of $657,210.

OTHER INCOME (EXPENSES)

Interest Income. Interest income for the three months ended March 31, 2009 amounted to $0. This compares to $1,021 in interest income in the comparable period in fiscal 2008.

Interest Expense. For the three months ended March 31, 2009, interest expense amounted to $4,064 as compared to $527 for the three months ended March 31, 2008, an increase of $3,537.

NET INCOME (LOSS)

Our net loss was $16,497 for the three months ended March 31, 2009 compared to net income of $504,221 for the three months ended March 31, 2008.

Liquidity and Capital Resources

We had a cash balance of $141,163 as of December 31, 2008, as compared to $314,369 as of December 31, 2007.

We had working capital of $479,435 at December 31, 2008 and $731,528 at December 31, 2007.

	December 31,	December 31,	$	%
	2008	2007	Change	Change
Working Capital	479,435	731,528	(252,093)	(34.46)%

Cash	141,163	314,369	(173,206)	(55.10)%

Accounts receivable, net	356,801	393,565	(36,764)	(9.33)%
Inventory	223,022	57,493	165,529	287.91%
Total current assets	729,984	765,427	(35,443)	(4.63)%
Property and equipment, net	186,056	291,724	(105,669)	(36.22)%
Deposits	420	290	130	44.83%

Total assets	916,460	1,057,441	(140,982)	(13.33)%

Accounts payable and accrued liabilities	142,339	15,774	126,564	802.34%
Accrued interest payable to related party	8,750	—	8,750	—
Notes payable-current	10,205	18,125	(7,920)	(43.70)%
Advances from related party	7,005	—	7,005	—
Accrued income taxes payable	82,250	—	82,250	—
Total current liabilities	250,549	33,899	216,650	639.10%
Total liabilities	421,565	33,899	387,666	1,143.58%
(Accumulated deficit) retained earnings	(2,385,336)	1,022,542	(3,407,878)	(333.28)%
Stockholders’ equity	494,895	1,023,542	(528,647)	(51.65)%

Net cash provided by operating activities was $893,601 for fiscal 2008, as compared to net cash provided by operations of $1,133,091 for fiscal 2007.  For 2008, our cash provided by operations of $893,601 consisted of net loss of $2,183,335, depreciation and amortization of $390,022, impairment of intangible assets of $2,553,417, a decrease in accounts receivable of $36,764, an increase in accrued interest payable to related party of $8,750, an increase in accounts payable and accrued liabilities of $126,565, a loss on the disposal of fixed assets of $53,825 and an increase in accrued income taxes payable of $82,250, offset by an increase in inventory of $165,529, an increase in prepaid expenses of $8,998, and an increase in deposits of $130.

For fiscal 2007 our cash provided from operations of $1,133,091 consisted of net income of $803,244, depreciation and amortization of $349,280, a decrease in prepaid expenses of $7,200, a decrease in inventory of $58,073, and an increase in accounts payable and accrued liabilities of $3,400, offset by an increase in accounts receivable of $88,106.

Net cash used in investing activities in fiscal 2008 was $306,958 as compared to $439,253 in fiscal 2007.  We used cash for property and equipment purchases in each of those years.

Net cash used in financing activities for fiscal 2008 was $759,849, as compared to $1,052,495 in fiscal 2007.  In fiscal 2008 we used cash to pay dividends of $898,729, and made payments on notes payable of $18,125.  In addition, we had proceeds of $150,000 from a note payable with a related party, and a cash advance of $7,005 from a related party.  We also had an investment in cash of $3,200,000, which was then used to acquire our outstanding common stock for $3,200,000.  In fiscal 2007, we paid dividends of $1,030,000, and made payments on notes payable of $22,495.

At March 31, 2009 we had a working capital of $469,237 and accumulated deficit of $(2,401,833).

Net cash used in operating activities was $27,401 for the three months ended March 30, 2009 as compared to net cash provided by operating activities of $476,849 for the three months ended March 30, 2008, a decrease of $504,250. For the three months ended March 30, 2009, we had net loss of $16,497 and non-cash items such as depreciation expense of $46,700, bad debt of $112,713 and changes in assets and liabilities of $170,317. During the three months ended March 30, 2009 we experienced an increase in accounts receivable of $175,011, an increase in prepaid expenses of $7,514, and an increase in accounts payable and accrued expenses of $19,951, which was offset by a decrease in inventory of $91,762. For the three months ended March 30, 2008, our net income of $504,221 incremented by non-cash items such as depreciation expense of $43,880, bad debts of $167,991, offset by changes in assets and liabilities of $239,243.

Net cash used in investing activities for the three months ended March 30, 2009 was $37,623 as compared to net cash used in investing activities of $69,345 for the three months ended March 30, 2008. During the three months ended March 30, 2009 and 2008, we used cash for property and equipment purchases.

Net cash used in by financing activities for the three months ended March 30, 2009 was $4,890 as compared to net cash used in financing activities of $18,125 for the three months ended March 30, 2008. For the three months ended March 30, 2009, net cash used in financing activities related to payments on notes payable of $4,890. For the three months ended March 30, 2008, net cash used in financing activities included payments on notes payable of $18,125.

Our ability to maintain sufficient liquidity depends partially on our ability to achieve anticipated levels of revenue, while continuing to control costs. If we did not have sufficient available cash, we would have to seek additional debt or equity financing through other external sources, which may not be available on acceptable terms, or at all. Failure to maintain financing arrangements on acceptable terms would have a material adverse effect on our business, results of operations and financial condition.

Contractual obligations

The following table describes our rental obligations as of December 31, 2008:

Year	Amount
2009	$66,000
2010	66,000
2011	66,000
2012	66,000
2013	33,000
$297,000

Seasonality

Our business is not seasonal in nature. The seasonal effect does not have material impact on our sales.

Off-Balance Sheet Arrangements

We have no off-balance sheet transactions.

Quantitative and Qualitative Disclosure Regarding Market Risk

Item 3.02 Unregistered Sales of Equity Securities.

This current report is not an offer of securities for sale. Any securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act of 1933, as amended, or pursuant to an exemption from such registration.

Item 5.01  Changes in Control of Registrant.

OVERVIEW

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Upon closing of the Share Exchange, the following individuals were named to the board of directors and executive management of our company:

Name	Age	Position
Hal Compton, Sr.	62	Chairman of the Board
Hal Compton, Jr.	36	Chief Executive Officer and Director
Mark B. Lucky	50	Director
Bill Marginson	62	Director
Barry McCook	61	Director

Harold F. Compton, Sr.  Mr. Compton has been a member of our Board of Directors since January, 2009. Mr. Compton has been a retailer for more than 30 years. Mr. Compton joined CompUSA Inc. in 1994 as Executive Vice President-Operations, becoming Executive Vice President and Chief Operating Officer in 1995, President of CompUSA Stores in 1996 and Chief Executive Officer of CompUSA Inc. in 2000, a position he held until his retirement in 2004. Prior to joining CompUSA, Inc., from 1993 until 1994 he served as President and COO of Central Electric Inc., Executive Vice President Operations and Human Resources, and Director of Stores for HomeBase (1989 to 1993), Senior Vice President Operations and Director of Stores for Roses Discount Department Stores (1986 to 1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation from 1965 to 1986. Mr. Compton currently serves as lead director on the Board of Directors of IceWEB, Inc., and is also currently a member of the Board of Directors of Maidenform Brands, Inc. and is a member of its Compensation Committee and Audit Committee of the Board of Directors of that company.

Hal Compton, Jr.   Mr. Compton is currently the CEO/President of Southern Medical & Mobility Inc. Prior to joining Southern Medical & Mobility, he was in the retail sector for 18 years. He was previously the Vice President of Sales and Operations in charge of stores for CompUSA. In addition to his professional experience, he is currently serving on the National Advisory Council for Arnold Palmer Hospital in Orlando Florida.  Mr. Compton is a graduate of Pepperdine University.

Mark B. Lucky Mr. Lucky has over 20 years professional experience in high growth/start-up ventures and established companies with multi-industry experience including financial services, technology, software, real estate, biotech and entertainment and media.  He is currently the Chief Financial Officer of IceWEB, Inc., a technology company located in northern Virginia.  Prior to joining IceWEB, he consulted at Bearing Point on their financial restatement project. From 2004 to 2005 he was Vice President of Finance and Administration at Galt Associates, Inc., a Sterling, Virginia informatics/ technology and medical research services company and from 2001 to 2004 he was Vice President of Finance and Administration of MindShare Design, Inc., a San Francisco, California based internet technology company. While at both Galt Associates, Inc. and MindShare Design, Inc. Mr. Lucky was the senior financial officer for the company, providing strategic and tactical analysis and managing day to day finance, accounting, cash management, reporting and human resource responsibilities. During his career Mr. Lucky has also been employed by Axys Pharmaceuticals, Inc., a NASDAQ-listed San Francisco, California-based early stage drug discovery biotech company (acting CFO and Senior Director of Finance), PriceWaterhouseCoopers, LLC,

COMPASS Management and Leasing, Inc. (Vice President - Finance 1997 to 1998), Mindscape, Inc. (Director of Financial Planning and Analysis 1995 to 1996), The Walt Disney Company (Manager, Operations Planning & Analysis, Manager of Corporate Planning 1991 to 1995), and KPMG. Mr. Lucky is a CPA and received his B.A., Economics, from the University of California.

Bill Marginson Mr. Marginson is currently the vice president of Retail Services at Solutions Management, LLC. He was also a founding partner of LSM Mortgage, Inc./Sandcastle Title, Inc. of Tampa, Florida. Prior to founding LSM Mortgage, he served in senior management positions in the retail industry for 27 years, including serving as president of Clearwater Mattress Company and serving as CEO of The Wiz electronics retailer. In addition, Mr. Marginson was the co-founder of Yes Appliances and Furniture Co. Inc. and has also held senior positions with The Garr Consulting Group, Montgomery Ward, and Zayre Discount Department Stores. Mr. Marginson was an officer in the U.S. Army, and holds an MBA in Management and Finance, with distinction, from Babson College, and a B.S. in Business Economics from the University of Rhode Island.

Barry McCook Mr. McCook is currently the owner and President of QS, LLC, a commercial construction and real estate firm.  He was also previously the founder and president of Finders Keepers Inc., an Atlanta, Georgia based retailer featuring deep discount gifts and home accessories.  Prior to founding Finders Keepers, Inc., he served in senior management positions in the retail industry for 27 years, including serving as Senior Vice President of  Store Operations and Real Estate for Softwarehouse /CompUSA, the Director of Store Operations for Tuesday Morning Inc., and as a District Manager for Eckerd Drug Inc.  In addition, Mr. McCook holds a BBA in Finance from the University of Texas – Arlington.

Family Relationships

Harold Compton Sr. and Harold Compton Jr. are father and son.

Board of Directors and Committees

Our Board of Directors maintains a separate audit, nominating or compensation committee. We are required to have an independent audit committee formed, in compliance with Rule 10A-3 of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Prior to the Share Exchange on May 6, 2009, we were a “blank check” shell company that was formed to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  The officer and director of our company prior to the Share Exchange are no longer employed by or affiliated with our company.

Compensation for our current named executive officers is determined with the goal of attracting and retaining high quality executive officers and encouraging them to work as effectively as possible on our behalf. Compensation is designed to reward executive officers for successfully meeting their individual functional objectives and for their contributions to our overall development. For these reasons, the elements of compensation of our executive officers are salary and bonus. Salary is paid to cover an appropriate level of living expenses for the executive officers and the bonus is paid to reward the executive officer for individual and company achievement.

We believe that the salaries paid to our executive officers during 2007 are indicative of the objectives of our compensation program and reflect the fair value of the services provided to our company.  Salary is designed to attract, as needed, individuals with the skills necessary for us achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect. When setting and adjusting individual executive salary levels, we consider the relevant established salary range, the named executive officer’s responsibilities, experience, potential, individual performance and contribution. We also consider other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning.

Grants of Plan-Based Awards in 2008 and 2007

There were no option grants in 2008 or 2007.

Outstanding Equity Awards at 2008 Fiscal Year End

There were no option exercises or options outstanding in 2008.

Option Exercises and Stock Vested in Fiscal 2008

There were no option exercises or stock vested in 2008.

Pension Benefits

There were no pension benefit plans in effect in 2008.

Nonqualified defined contribution and other nonqualified deferred compensation plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2008.

Employment Agreements

None.

Director Compensation

None.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Under Section 607.0850 of Title XXXVI, Business Organizations, Chapter 607, Corporations, of the 2007 Florida Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Articles of Amendment to our Articles of Incorporation provide that, we may indemnify any director, officer, employee or agent to the fullest extent permitted by Florida law. This provision in the amended articles of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of distributions or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Florida corporation law. Our bylaws further provide that our Board of Directors has discretion to indemnify its officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Florida law, and that may provide additional procedural protection. As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE SHARE EXCHANGE

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the closing of the Share Exchange on May 13, 2009 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately prior to the closing of the Share Exchange and the Private Placement, we had outstanding 87,500,000 shares of common stock, no options and no warrants to purchase shares of common stock. Immediately after the closing of the Share Exchange, the initial closing of the Private Placement, and issuance of shares to Hasco Holdings, LLC we had 642,176,000 issued and outstanding shares of common stock, no shares of Preferred Stock, no options and no warrants.

Immediately prior to the closing of the Share Exchange, we had outstanding 87,500,000 shares of common stock, no options and no warrants to purchase shares of common stock. Immediately after the closing of the Share Exchange, and the prior sale of shares to HASCO Holdings, LLC, we had 642,176,000 issued and outstanding shares of common stock, no shares of Preferred Stock, no options and no warrants.

The following table sets forth certain information with respect to beneficial ownership of our common stock immediately after the closing of the Share Exchange based on issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Southern Medical & Mobility, Inc. 1416 West I-65 Service Road, S., Mobile, AL  36693.

Name and Address of Beneficial Owner	Title	Beneficially Owned Post-Share Exchange (1)	Percent of Class

HASCO Holdings, LLC		620,000,000	96.5%

Hal Compton, Sr. (2)	Chairman of the Board	206,666,667	32.2%

Scott Compton (2)		206,666,666	32.1%

Hal Compton, Jr. (2)	Chief Executive Officer	206,666,667	32.2%

Barry McCook	Board member	—	—

Bill Marginson	Board member	—	—

Mark Lucky	Chief Financial Officer, Board member	—	—

All directors and executive officers as a group (7 people)		620,000,000	96.5%

________________

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)

Includes 206,666,667 shares of common stock owned by HASCO Holdings, LLC, our largest stockholder.  HASCO Holdings, LLC is a Texas limited liability company of which Hal Compton Sr., Hal Compton, Jr. and Scott Compton are each managers and each own 33.3% of the outstanding membership interests.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the closing of the Share Exchange, describe in Item 2.01 above, which is incorporated by reference into this Item 5.03, BBC has amended its Articles of Incorporation to change its fiscal year end from September 30 to December 31.

Item 5.06 Change in Shell Company Status.

Prior to the closing of the Share Exchange, BBC was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, BBC ceased being a shell company upon completion of the Share Exchange.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1

Agreement and Plan of Merger between BBC Graphics of Palm Beach, Inc. HASCO Holdings, LLC and Southern Medical & Mobility, Inc. Certain schedules and exhibits referenced in the Agreement Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commision upon request.

2.2	Amendment to Articles of Incorporation of BBC Graphics, Inc.

2.3	Bylaws of Southern Medical & Mobility, Inc.

2.4	Schedule of Directors and Officers of Surviving Corporation

2.5	Articles of Incorporation of Southern Medical & Mobility, Inc.

2.6	Amendments to the Articles of Incorporation of Southern Medical & Mobility, Inc.

2.7	Amendment to Stock Sale and Purchase Agreement

2.8	Delaware Certificate of Merger between Southern Medical Acquisistion, Inc. and Southern Medical & Mobility, Inc.

(a) Financial Statements of Business Acquired.

We are providing financial and other information for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of our company will be now that the Share Exchange is concluded.

FINANCIAL STATEMENTS OF SOUTHERN MEDICAL & MOBILITY, INC.

The financial statements of Southern Medical & Mobility, Inc., an Alabama corporation, for the years ended December 31, 2008, and 2007 are provided below. You are encouraged to review the financial statements and related notes.

Southern Medical & Mobility, Inc.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

We have audited the accompanying balance sheets of Southern Medical & Mobility, Inc. (the “Company”) as of December 31, 2008 and 2007 and the related statements of income, changes in stockholders’ equity, and cash flows for years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Medical & Mobility, Inc. as of December 31, 2008 and 2007 and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the in the United States of America.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, FL

April 17, 2009 (except to Note 10 which is as of January 20, 2011)

Southern Medical & Mobility, Inc.

Balance Sheets

	December 31, 2008 (Restated- See note 10)	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash	$141,163	$314,369
Accounts receivable, net of allowance for doubtful accounts	356,801	393,565
Inventory	223,022	57,493
Prepaid expenses	8,998	—
Total current assets	729,984	765,427

OTHER ASSETS:
Property and equipment, net	186,056	291,724
Deposits	420	290
Total Assets	$916,460	$1,057,441

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$142,339	$15,774
Advances from related party	7,005	—
Accrued interest payable to related party	8,750	—
Accrued income taxes payable	82,250	—
Notes payable, current portion	10,205	18,125
Total current liabilities	250,549	33,899

Long term notes payable, net of current portion of $10,204 in 2008	21,016	—
Note payable – related party	150,000	—
Total liabilities	421,565	33,899

STOCKHOLDERS’ EQUITY
Common stock, no stated par value; 10 shares authorized; 1 share issued and outstanding at December 31, 2008, 10 shares outstanding at December 31, 2007)	6,080,231	1,000
(Accumulated deficit) retained earnings	(2,385,336)	1,022,542
Treasury stock - 9 shares issued and outstanding at December 31, 2008 – at cost	(3,200,000)	—

Total stockholders' equity	494,895	1,023,542
Total liabilities and stockholders’ equity	$916,460	$1,057,441

The accompanying notes are an integral part of these financial statements.

Southern Medical & Mobility, Inc.

Statements of Income

	Years Ended
	December 31
	2008	2007
	(Restated- See note 10)
Sales	$4,575,680	$3,420,464

Cost of sales	1,269,620	876,657

Gross profit	3,306,060	2,543,807

Operating expense:
Marketing and selling	1,950	1,584
Depreciation and amortization expense	40,908	31,727
General and administrative	2,722,888	1,714,426
Total operating expense	2,765,746	1,747,737

Income from operations	540,314	796,070

Other income (expense):
Loss from sale of assets	(53,825)	(5,800)
Impairment of intangible assets	(2,553,417)	—
Interest income	5,130	14,633
Interest expense	(10,537)	(1,659)
Total other income:	(2,612,649)	7,174

Income before taxes	(2,072,335)	803,244

Income tax expense	(111,000)	—

Net income (loss)	$(2,183,335)	$803,244

The accompanying notes are an integral part of these financial statements.

Southern Medical & Mobility, Inc.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the year ended December 31, 2008 and 2007

	Common Stock		Retained	Treasury Stock
	Shares	Amount	Earnings (Accumulated Deficit)	Share	Amount	Total
Balance at December 31, 2006	10	$1,000	$1,249,298	—	—	$1,250,298

Cash dividend paid on common stock	—	—	(1,030,000)	—	—	(1,030,000)

Net income for the year	—	—	803,244	—	—	803,244

Balance at December 31, 2007	10	$1,000	$1,022,542	—	—	$1,023,542

Cash dividend paid on common stock	—	—	(898,729)	—	—	(898,729)

Purchase of treasury stock	(10)	—	—	10	(3,200,000)	(3,200,000)

Proceeds from sale of common stock	1	3,200,000	—	(1)	—	3,200,000

Reclass of S-Corp retained earnings	—	325,814	(325,814)	—	—	—
Net loss for the year (Restated- See note 10)	—	—	(2,183,335)	—	—	(2,183,335)

Push down accounting pursuant to acquisition of the Company (Restated- See note 10)	—	2,553,417	—	—	—	2,553,417

Balance at December 31, 2008	1	$6,080,231	$(2,385,336)	9	$(3,200,000)	$494,895

The accompanying notes are an integral part of these financial statements.

Southern Medical & Mobility, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2008 (Restated- See note 10)	2007
CASH FLOWS FROM OPERATIONS:
Net Income (loss)	$(2,183,335)	$803,244
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	390,022	349,280
Loss on disposal of fixed assets	53,825	—
Impairment of intangible assets	2,553,417	—
Change in operating assets and liabilities:
Accounts receivable	36,764	(88,106)
Prepaid expense	(8,997)	7,200
Inventory	(165,529)	58,073
Deposits	(130)	—
Accrued income tax payable	82,250	—
Accrued interest payable to related party	8,750	—
Accounts payable and accrued liabilities	126,564	3,400
NET CASH PROVIDED BY OPERATING ACTIVITIES	893,601	1,133,091

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(306,958)	(439,253)

NET CASH USED IN INVESTING ACTIVITIES	(306,958)	(439,253)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from notes payable - related party	150,000	—
Advance from related party	7,005	—
Proceeds from sale of common stock	3,200,000	—
Cash paid for treasury stock	(3,200,000)	—
Payments on notes payable	(18,125)	(22,495)
Dividends paid	(898,729)	(1,030,000)

NET CASH USED IN FINANCING ACTIVITIES	(759,849)	(1,052,495)

NET DECREASE IN CASH	(173,206)	(358,657)

CASH - beginning of year	314,369	673,026

CASH - end of year	$141,163	$314,369

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$1,787	$1,659
Taxes	$28,750	$—

Non-cash investing and financing activities:
Vehicles acquired through financing	$31,221	$—

The accompanying notes are an integral part of these financial statements.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 1 - NATURE OF BUSINESS

Southern Medical & Mobility, Inc. is an Alabama Corporation, incorporated on March 19, 2002.  The Company provides home health care services and products consisting primarily of the rental and sale of home medical equipment and home health care supplies.  These services and products are paid for primarily by Medicare, Medicaid, and other third-party payors.  The Company’s objective is to be a leading provider of home health care products and services in the markets in which it operates.

Services and Products

The Company provides a diversified range of home health care services and products.

Home Medical Equipment and Medical Supplies. The Company provides a variety of equipment and supplies to serve the needs of home care patients. Revenues from home medical equipment and supplies are derived principally from the rental and sale of wheelchairs, power chairs, hospital beds, ambulatory aids, bathroom aids and safety equipment, and rehabilitation equipment. Sales and rentals of home medical equipment and medical supplies account for 88% of the Company’s revenues in 2008.

Home Respiratory Equipment. The Company provides a wide variety of home respiratory equipment primarily to patients with severe and chronic pulmonary diseases. Patients are referred to the Company most often by primary care and pulmonary physicians as well as by hospital discharge planners and case managers. After reviewing pertinent medical records on the patient and confirming insurance coverage information, a Company service technician visits the patient’s home to deliver and to prepare the prescribed equipment. Company representatives coordinate the prescribed regimen with the patient’s physician and train the patient and caregiver in the correct use of the equipment. For patients renting equipment, Company representatives also make periodic follow-up visits to the home to provide additional instructions, perform required equipment maintenance, and deliver oxygen and other supplies.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting.  All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to previously reported amounts to conform 2008 and 2007 amounts. The reclassifications had no impact on reported results of operations or stockholders’ equity.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities approximated fair value as of December 31, 2008, because of the relatively short-term maturity of these instruments and their market interest rates.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2008 and 2007 include the allowance for doubtful accounts, the valuation of inventory, and the useful life of property and equipment and intangible assets.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition and Concentration of Credit Risk

Revenues are recognized under fee for service arrangements through equipment we rent to patients, sales of equipment, supplies, and other items we sell to patients.  Revenue generated from equipment that we rent to patients is recognized over the rental period, typically one month, and commences on delivery of the equipment to the patients.  Revenue related to sales of equipment, and supplies is recognized on the date of delivery to the patients.   All revenues are recorded at amounts estimated to be received under reimbursement arrangements with third-party payors, including private insurers, prepaid health plans, Medicare and Medicaid.  For the years ended 2008 and 2007, revenues reimbursed under arrangements with Medicare and Medicaid were approximately 64% and 68%, respectively, as a percentage of total revenues. Reimbursements from Blue Cross-Blue Shield of Alabama were approximately 11% in both 2008 and 2007.

Our revenues are recognized on an accrual basis in the period in which services and related products are provided to customers and are recorded at net realizable amounts estimated to be paid by customers and third-party payors.  Insurance benefits are assigned to the Company and, accordingly, the Company bills on behalf of its customers. The Company’s billing system contains payor-specific price tables that reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. The Company has established an allowance to account for sales adjustments that result from differences between the payment amount received and the expected realizable amount.  Actual adjustments that result from differences between the payment amount received and the expected realizable amount are recorded against the allowance for sales adjustments and are typically identified and ultimately recorded at the point of cash application or when otherwise determined pursuant to the Company’s collection procedures. We report revenues in our financial statements net of such adjustments.

Certain items provided by the Company are reimbursed under rental arrangements that generally provide for fixed monthly payments established by fee schedules for as long as the patient is using the equipment and medical necessity continues (subject to capped rental arrangements which limit the rental payment periods in some instances and which may result in a transfer of title to the patient at the end of the rental payment period). Once initial delivery of rental equipment is made to the patient, a monthly billing cycle is established based on the initial date of delivery. The Company recognizes rental arrangement revenues ratably over the monthly service period and defers revenue for the portion of the monthly bill that is unearned in accordance with SFAS No. 13, “Accounting for Leases.”  No separate payment is earned from the initial equipment delivery and setup process.  During the rental period, we are responsible for servicing the equipment and providing routine maintenance, if necessary.

Our revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 104— Revenue Recognition (“SAB 104”) for determining when revenue is realized or realizable and earned. We recognize revenue in accordance with the requirements of SAB 104 that:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred;
•	the seller’s price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

Due to the nature of the industry and the reimbursement environment in which we operate, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products and/or services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Included in accounts receivable are earned but unbilled receivables. Unbilled accounts receivable represent charges for equipment and supplies delivered to customers for which invoices have not yet been generated by the billing system. Prior to the delivery of equipment and supplies to customers, we perform certain certification and approval procedures to ensure collection is reasonably assured and that unbilled accounts receivable are recorded at net amounts expected to be paid by customers and third-party payors.  Billing delays, generally ranging from several days to several weeks, can occur due to delays in obtaining certain required payor-specific documentation from internal and external sources, interim transactions occurring between cycle billing dates established for each customer within the billing system and business acquisitions awaiting assignment of new provider enrollment identification numbers.  In the event that a third-party payor does not accept the claim for payment, the customer is ultimately responsible.

We perform analyses to evaluate the net realizable value of accounts receivable. Specifically, we consider historical realization data, accounts receivable aging trends, other operating trends and relevant business conditions. Because of continuing changes in the health care industry and third-party reimbursement, it is possible that our estimates could change, which could have a material impact on our operations and cash flows.

Deferred Revenue and Deferred Expense

Rental of equipment to patients is accounted for under SFAS No. 13, “Accounting for Leases.” Under SFAS No. 13, a lessor is required to recognize rental income over the lease term. Rental of patient equipment is billed on a monthly basis beginning on the date the equipment is delivered. Since deliveries can occur on any day during a month, the amount of billings that apply to the next month are deferred.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists primarily of receivables due from Medicare Medicaid, and third party payors.  The Company recorded a bad debt allowance of $305,539 and $273,097 as of December 31, 2008 and December 31, 2007, respectively.  Management performs ongoing evaluations of its accounts receivable.

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity and uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect estimated net realizable value. Specifically, management considers historical realization data, accounts receivable aging trends, and other operating trends.  Also considered are relevant business conditions such as governmental and managed care payor claims processing procedures and system changes.

Accounts receivable are reduced by an allowance for doubtful accounts which provides for those accounts from which payment is not expected to be received, although services were provided and revenue was earned. Upon determination that an account is uncollectible, it is written-off and charged to the allowance.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory is valued at the lower of cost or market, on an average cost basis and includes primarily finished goods.   Inventories are reduced by a reserve for slow moving or obsolete inventory.

Shipping and Handling Costs

The Company classifies costs related to freight as costs of sales.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided by using the straight-line method over the estimated useful lives of the related assets.

Income Taxes

The Company was taxed as an S Corporation until June 2, 2008.  At that time the Company changed its status to a C Corporation which resulted in a reclassification of retained earnings in the amount of $383,813 to additional paid-in capital.

Income taxes are provided for in accordance with the provisions of SFAS No. 109, “Accounting for Income Taxes.” Accordingly, deferred income tax assets and liabilities are computed for differences between the carrying amounts of assets and liabilities for financial statement and tax purposes. Deferred income tax assets are required to be reduced by a valuation allowance when it is determined that it is more likely than not that all or a portion of a deferred tax asset will not be realized. In determining the necessity and amount of a valuation allowance, management considers current and past performance, the operating market environment, tax planning strategies and the length of tax benefit carryforward periods.

As of January 1, 2007, Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), an interpretation of SFAS No. 109 was adopted. Prior to January 1, 2007, tax contingencies were accounted for under the principles of SFAS No. 5, “Accounting for Contingencies”. See Note 2 — Recent Accounting Pronouncements to the Consolidated Financial Statements for further discussion regarding adoption of FIN 48.

Acquisition of Southern Medical Mobility Inc.

In June 2008, the Company consummated a Stock Sale and Purchase Agreement (the “Purchase Agreement”), wherein an individual, Harold Compton, SR., acquired 100% of the outstanding share of stock in Southern Medical & Mobility, Inc. in exchange for cash in the amount of $3,200,000. Harold Compton, SR. acquired 100% of the outstanding stock from the former shareholder of Southern Medical & Mobility, Inc. and subsequently, Mr. Compton, Sr. transferred the title of the acquired stock to Hasco Holdings, LLC, a holding company owned by Mr. Compton Sr. and his family members.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”. Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the Company. The net purchase price, including acquisition costs paid by Mr. Compton, was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $341,030)	$894,269
Property and equipment at net book value	268,144
Other assets	420
Intangible assets	2,553,417

Liabilities assumed	(516,250)
Net purchase price	$3,200,000

In December 2008, the former owner and CEO of the Company discontinued his employment with the Company. It was determined that when the former CEO left the Company that there was no future benefit to the acquired customer relationships/intangible assets as a result of his departure. The Company deemed the acquired intangible assets to be impaired and wrote-off the intangible assets in December 2008. In addition, the Company recognized an impairment loss due to the sum of expected undiscounted future cash flows is less than the carrying amount of the assets. Accordingly, for the year ended December 31, 2008, the Company recorded an impairment of intangible assets of $2,553,417 on the accompanying statement of operations.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new accounting pronouncements:

On October 10, 2008 the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. This FASB Staff Position (FSP) clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Statement 157 was issued in September 2006, and is effective for financial assets and financial liabilities for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157-3 and determined that it had minimal impact, if any, as of December 31, 2008 and for the year then ended. The Company will continue to evaluate the impact, if any, of SFAS 157-3 on our financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, with unrealized gains and losses related to these financial instruments reported in earnings at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has determined that the impact of SFAS No. 159 on its Financial Statements is immaterial.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2008 and December 31, 2007, property and equipment consisted of the following:

	Estimated Life	2008	2007
Office equipment	5 years	$38,324	$7,241
Rental equipment	13 months	666,013	416,928
Vehicles	5 years	49,231	153,981
Computer equipment	5 years	31,192	17,965
		784,760	596,115

Less: accumulated depreciation		(598,704)	(304,391)

		$186,056	$291,724

Depreciation expense for the years ended December 31, 2008 and 2007 was $390,022 and $349,280 respectively.

NOTE 4 - COMMITMENTS

The Company leases office space in Mobile, Alabama under a five-year operating lease that expires on December 31, 2014.  The office lease agreement has certain escalation clauses and renewal options. Additionally, the Company has lease agreements for computer equipment an office copy and fax machine. Future minimum rental payments required under these operating leases are as follows:

Years ending December 31:
2009	$66,000
2010	66,000
2011	66,000
2012	66,000
2013 and thereafter	33,000
$297,000

Rent expense was $89,608 and $49,131 for the years ended December 31, 2008 and 2007.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 5 - SEGMENT REPORTING

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operations of the Company for making operational decisions and assessments of financial performance.

The Company’s operating decision-maker is considered to be the chief executive officer (CEO). The CEO reviews financial information for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying statements of operations. Therefore, the Company has determined that it operates in a single operating segment.  For the periods ended December 31, 2008 and 2007 all material assets and revenues of the Company were in the United States.

NOTE 6 - STOCKHOLDERS’ EQUITY

On June 2nd, the Company acquired all of its outstanding common stock for $3,200,000 in cash.  As part of the transaction, one share of common stock was issued to HASCO Holdings, LLC, which represents the total outstanding shares of common stock.  These amounts are included in the equity section of the in the accompanying financial statements.

NOTE 7 - INCOME TAXES

Prior to its acquisition in June, 2008 by HASCO Holdings, LLC, the Company was an S Corporation.  Beginning in June, 2008 the Company’s tax status changed to a C Corporation.  The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” “SFAS 109”. SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

As of December 31, 2008 the Company had no loss carry forwards available to reduce its future federal taxable income.The provision for income taxes consisted of the following:

Rate reconciliation

12/31/08
Expected Federal income tax expense (at 34%)	$163,568
State tax benefit (net of Federal effect)	19,243
Income incurred during S Corp period	(76,760)
Other	4,949
Net income tax	$111,000

The Company has deferred tax assets which are summarized as follows:

12/31/08
Temporary differences - bad debt	$13,300
Valuation allowance	(13,300)
Net deferred tax asset	$—

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 8 - RELATED PARTY TRANSACTIONS

Advances from related party

The Company’s major shareholder, HASCO Holdings, LLC has made advances to the Company from time-to-time for operating expenses. These advances are short-term in nature and are non-interest bearing. At December 31, 2008, amounts due to this related party amounted to $7,005.

Note payable to related party

The Company entered into a note payable with its largest shareholder, HASCO Holdings, LLC in June, 2008, at the time of the Company’s acquisition by HASCO.  The loan was in the amount of $150,000, was for working capital, and bears interest at 10% per annum.  The loan has a term of five years and is included on the accompanying balance as a long term liability.

NOTE 9 - SUBSEQUENT EVENTS

None.

NOTE 10 - RESTATEMENT

The Company has restated its financial statements as at and for the year ended December 31, 2008 to reflect the impact of transactions that occurred in fiscal 2008 related to the recording of an intangible asset that was created as a part of the purchase price allocation at the time of the acquisition of Southern Medical & Mobility, Inc., in June 2008, and the subsequent write off of the intangible asset in December 2008.

The following tables present the adjustments to the financial statements:

Balance Sheet data	As at December 31, 2008
	As Filed	Adjustments to Restate		Restated
Total Assets	916,460	—		916,460

Total Liabilities	421,565	—		421,565

Stockholders’ Equity
Common stock	3,526,814	2,553,417	(a)	6,080,231
Retained Earnings (accumulated deficit)	168,081	(2,553,417)	(b)	(2,385,336)
Total Stockholders’ Equity	494,895	—		494,895
Total Liabilities and Stockholders’ Equity	$916,460	$—		$916,460

(a)   To reflect push down accounting pursuant to the acquisition of Southern Medical & Mobility, Inc. in June 2008.

(b)   To reflect impairment of intangible asset in connection with the acquisition of Southern Medical & Mobility, Inc. in December 2008.

Southern Medical & Mobility, Inc.

Notes to Audited Financial Statements

December 31, 2008 and 2007

NOTE 10 – RESTATEMENT (continued)

Statement of Income Data	For the Year Ended December 31, 2008
	As Filed	Adjustments to Restate	Restated
Other income (expense)	$(59,232)	$(2,553,417)	$(2,612,649)
Net income (loss)	$370,082	$(2,553,417)	$(2,183,335)

Statement of Cash Flows	For the Year Ended December 31, 2008
	As Filed	Adjustments to Restate		Restated
Net loss	$370,082	$(2,553,417)		$(2,183,335)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of intangible asset	—	2,553,417	(b)	2,553,417
Cash provided by Operating Activities	893,601	—		893,601

Southern Medical & Mobility, Inc.

Balance Sheets

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$71,249	$141,163
Accounts receivable, net	419,099	356,801
Inventory	131,260	223,022
Prepaid expenses	16,512	8,998

Total Current Assets	638,120	729,984

OTHER ASSETS:
Property and equipment, net	176,979	186,056
Deposits	420	420

Total Assets	$815,519	$916,460

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$157,039	$142,339
Notes payable, current portion	8,094	10,205
Accrued income tax payable	—	82,250
Due to related party	—	7,005
Accrued interest payable	3,750	8,750

Total Current Liabilities	168,883	250,549

LONG-TERM LIABILITIES:
Notes Payable	18,238	21,016
Notes Payable - related party	150,000	150,000

Total Long-Term Liabilities	168,238	171,016

Total Liabilities	337,121	421,565

STOCKHOLDERS' EQUITY:
Common stock (no stated par value; 10 shares authorized; 1 share issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	6,080,231	6,080,231
Treasury stock - 9 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively)	(3,200,000)	(3,200,000)
Accumulated deficit	(2,401,833)	(2,385,336)

Total Stockholders' Equity	478,398	494,895

Total Liabilities and Stockholders' Equity	$815,519	$916,460

See accompanying notes to unaudited financial statements

Southern Medical & Mobility, Inc.

Statements of Operations

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Net revenues	$902,175	$1,238,716

Cost of sales	295,388	222,359

Gross profit	606,787	1,016,357

Operating expenses:
Marketing and selling	7,248	185
Depreciation and amortization expense	6,135	10,227
General and administrative	707,087	462,418

Total operating expenses	720,470	472,830

Income (loss) from operations	(113,683)	543,527

Other income (expenses):
Forgiveness of debt	8,750	—
Interest income	—	1,021
Interest expense	(4,064)	(527)

Total other income (expenses):	4,686	494

Income (loss) income before taxes	(108,997)	544,021

Income tax benefit (expense)	92,500	(39,800)

Net income (loss)	$(16,497)	$504,221

See accompanying notes to unaudited financial statements

Southern Medical & Mobility, Inc.

Statements of Cash Flows

	For theThree Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net (loss) income	$(16,497)	$504,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46,700	43,880
Bad debt expense	112,713	167,991
Changes in operating assets and liabilities
Accounts receivable	(175,011)	(278,259)
Inventory	91,762	(165)
Prepaid expenses and other current assets	(7,514)	(3,600)
Accounts payable and accrued liabilities	19,951	2,981
Income tax payable	(92,500)	39,800
Accrued expense - related party	(7,005)	—

Net cash (used in) provided by operating activities	(27,401)	476,849

Cash flows from investing activities:
Purchase of property and equipment	(37,623)	(69,345)

Net cash used in investing activities	(37,623)	(69,345)

Cash flows from financing activities:
Repayments of notes payable	(4,890)	(18,125)

Net cash used in financing activities	(4,890)	(18,125)

Net decrease in cash	(69,914)	389,379

Cash at beginning of period	141,163	314,369

Cash at end of period	$71,249	$703,748

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$—	$—

Cash paid during the year for taxes	$—	$—

See accompanying notes to unaudited financial statements

Southern Medical & Mobility, Inc.

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

NOTE 1 - NATURE OF BUSINESS

Southern Medical & Mobility, Inc. is an Alabama Corporation, incorporated on March 19, 2002.  The Company provides home health care services and products consisting primarily of the rental and sale of home medical equipment and home health care supplies.  These services and products are paid for primarily by Medicare, Medicaid, and other third-party payors.  The Company’s objective is to be a leading provider of home health care products and services in the markets in which it operates.

Services and Products

The Company provides a diversified range of home health care services and products.

Home Medical Equipment and Medical Supplies. The Company provides a variety of equipment and supplies to serve the needs of home care patients. Revenues from home medical equipment and supplies are derived principally from the rental and sale of wheelchairs, power chairs, hospital beds, ambulatory aids, bathroom aids and safety equipment, and rehabilitation equipment.

Home Respiratory Equipment. The Company provides a wide variety of home respiratory equipment primarily to patients with severe and chronic pulmonary diseases. Patients are referred to the Company most often by primary care and pulmonary physicians as well as by hospital discharge planners and case managers. After reviewing pertinent medical records on the patient and confirming insurance coverage information, a Company service technician visits the patient’s home to deliver and to prepare the prescribed equipment. Company representatives coordinate the prescribed regimen with the patient’s physician and train the patient and caregiver in the correct use of the equipment. For patients renting equipment, Company representatives also make periodic follow-up visits to the home to provide additional instructions, perform required equipment maintenance, and deliver oxygen and other supplies.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting.  All significant intercompany transactions and balances have been eliminated in consolidation.

Fair value of financial instruments

The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities approximated fair value as of March 31, 2009, because of the relatively short-term maturity of these instruments and their market interest rates.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2009 and 2008 include the allowance for doubtful accounts, the valuation inventory, and the useful life of property and equipment and intangible assets.

Revenue Recognition and Concentration of Credit Risk

Revenues are recognized under fee for service arrangements through equipment we rent to patients, sales of equipment, supplies, and other items we sell to patients.  Revenue generated from equipment that we rent to patients is recognized over the rental period, typically one month, and commences on delivery of the equipment to the patients.  Revenue related to sales of equipment, and supplies is recognized on the date of delivery to the patients.   All revenues are recorded at amounts estimated to be received under reimbursement arrangements with third-party payors, including private insurers, prepaid health plans, Medicare and Medicaid.

Southern Medical & Mobility, Inc.

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Our revenues are recognized on an accrual basis in the period in which services and related products are provided to customers and are recorded at net realizable amounts estimated to be paid by customers and third-party payors.  Insurance benefits are assigned to the Company and, accordingly, the Company bills on behalf of its customers. The Company’s billing system contains payor-specific price tables that reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. The Company has established an allowance to account for sales adjustments that result from differences between the payment amount received and the expected realizable amount.  Actual adjustments that result from differences between the payment amount received and the expected realizable amount are recorded against the allowance for sales adjustments and are typically identified and ultimately recorded at the point of cash application or when otherwise determined pursuant to the Company’s collection procedures. We report revenues in our financial statements net of such adjustments.

Certain items provided by the Company are reimbursed under rental arrangements that generally provide for fixed monthly payments established by fee schedules for as long as the patient is using the equipment and medical necessity continues (subject to capped rental arrangements which limit the rental payment periods in some instances and which may result in a transfer of title to the patient at the end of the rental payment period). Once initial delivery of rental equipment is made to the patient, a monthly billing cycle is established based on the initial date of delivery. The Company recognizes rental arrangement revenues ratably over the monthly service period and defers revenue for the portion of the monthly bill that is unearned in accordance with SFAS No. 13, “Accounting for Leases.”  No separate payment is earned from the initial equipment delivery and setup process.  During the rental period, we are responsible for servicing the equipment and providing routine maintenance, if necessary.

Our revenue recognition policy is consistent with the criteria set forth in Staff Accounting Bulletin 104— Revenue Recognition (“SAB 104”) for determining when revenue is realized or realizable and earned. We recognize revenue in accordance with the requirements of SAB 104 that:

•	persuasive evidence of an arrangement exists;
•	delivery has occurred;
•	the seller’s price to the buyer is fixed or determinable; and
•	collectability is reasonably assured.

Due to the nature of the industry and the reimbursement environment in which we operate, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products and/or services are provided. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

Included in accounts receivable are earned but unbilled receivables. Unbilled accounts receivable represent charges for equipment and supplies delivered to customers for which invoices have not yet been generated by the billing system. Prior to the delivery of equipment and supplies to customers, we perform certain certification and approval procedures to ensure collection is reasonably assured and that unbilled accounts receivable are recorded at net amounts expected to be paid by customers and third-party payors.  Billing delays, generally ranging from several days to several weeks, can occur due to delays in obtaining certain required payor-specific documentation from internal and external sources, interim transactions occurring between cycle billing dates established for each customer within the billing system and business acquisitions awaiting assignment of new provider enrollment identification numbers.  In the event that a third-party payor does not accept the claim for payment, the customer is ultimately responsible.

Southern Medical & Mobility, Inc.

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

We perform analyses to evaluate the net realizable value of accounts receivable. Specifically, we consider historical realization data, accounts receivable aging trends, other operating trends and relevant business conditions. Because of continuing changes in the health care industry and third-party reimbursement, it is possible that our estimates could change, which could have a material impact on our operations and cash flows.

Deferred Revenue and Deferred Expense

Rental of equipment to patients is accounted for under SFAS No. 13, “Accounting for Leases.” Under SFAS No. 13, a lessor is required to recognize rental income over the lease term. Rental of patient equipment is billed on a monthly basis beginning on the date the equipment is delivered. Since deliveries can occur on any day during a month, the amount of billings that apply to the next month are deferred.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists primarily of receivables due from Medicare Medicaid, and third party payors.  The Company recorded a bad debt allowance of $247,986 and $305,539 as of March 31, 2009 and December 31, 2008, respectively.  Management performs ongoing evaluations of its accounts receivable.

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity and uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

Management performs periodic analyses to evaluate accounts receivable balances to ensure that recorded amounts reflect estimated net realizable value. Specifically, management considers historical realization data, accounts receivable aging trends, and other operating trends.  Also considered are relevant business conditions such as governmental and managed care payor claims processing procedures and system changes.

Accounts receivable are reduced by an allowance for doubtful accounts which provides for those accounts from which payment is not expected to be received, although services were provided and revenue was earned. Upon determination that an account is uncollectible, it is written-off and charged to the allowance.

Inventory

Inventory is valued at the lower of cost or market, on an average cost basis and includes primarily finished goods.   Inventories are reduced by a reserve for slow moving or obsolete inventory.

Shipping and Handling Costs

The Company classifies costs related to freight as costs of sales.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided by using the straight-line method over the estimated useful lives of the related assets.

Southern Medical & Mobility, Inc.

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.  The adoption had no effect on the Company’s consolidated financial statements.

Acquisition of Southern Medical Mobility Inc.

In June 2008, the Company consummated a Stock Sale and Purchase Agreement (the “Purchase Agreement”), wherein an individual, Harold Compton, SR., acquired 100% of the outstanding share of stock in Southern Medical & Mobility, Inc. in exchange for cash in the amount of $3,200,000. Harold Compton, SR. acquired 100% of the outstanding stock from the former shareholder of Southern Medical & Mobility, Inc. and subsequently, Mr. Compton, Sr. transferred the title of the acquired stock to Hasco Holdings, LLC, a holding company owned by Mr. Compton Sr. and his family members.

The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”. Accordingly, the Company applied push–down accounting and adjusted to fair value all of the assets and liabilities directly on the financial statements of the Company. The net purchase price, including acquisition costs paid by Mr. Compton, was allocated to assets acquired and liabilities assumed on the records of the Company as follows:

Current assets (including cash of $341,030)	$894,269
Property and equipment at net book value	268,144
Other assets	420
Intangible assets	2,553,417

Liabilities assumed	(516,250)
Net purchase price	$3,200,000

Southern Medical & Mobility, Inc.

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2008, the former owner and CEO of the Company discontinued his employment with the Company. It was determined that when the former CEO left the Company that there was no future benefit to the acquired customer relationships/intangible assets as a result of his departure. The Company deemed the acquired intangible assets to be impaired and wrote-off the intangible assets in December 2008. In addition, the Company recognized an impairment loss due to the sum of expected undiscounted future cash flows is less than the carrying amount of the assets. Accordingly, during fiscal 2008, the Company recorded an impairment of intangible assets of $2,553,417.

Recent Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new accounting pronouncements:

On October 10, 2008 the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. This FASB Staff Position (FSP) clarifies the application of FASB Statement No. 157, Fair Value Measurements, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Statement 157 was issued in September 2006, and is effective for financial assets and financial liabilities for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157-3 and determined that it had minimal impact, if any, as of December 31, 2008 and for the year then ended. The Company will continue to evaluate the impact, if any, of SFAS 157-3 on our financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. We do not expect SFAS No. 162 to have a material impact on the preparation of our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, with unrealized gains and losses related to these financial instruments reported in earnings at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has determined that the impact of SFAS No. 159 on its Financial Statements is immaterial.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Southern Medical & Mobility, Inc.

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

NOTE 3 - PROPERTY AND EQUIPMENT

At March 31, 2009, property and equipment consisted of the following:

	Estimated Life
Office equipment	5 years	$38,551
Rental equipment	13 months	703,409
Vehicles	5 years	49,231
Computer equipment	5 years	31,192
		822,383

Less: accumulated depreciation		(645,404)

		$176,979

At December 31, 2008, property and equipment consisted of the following:

	Estimated Life
Office equipment	5 years	$38,324
Rental equipment	13 months	666,013
Vehicles	5 years	49,231
Computer equipment	5 years	31,192
		784,760

Less: accumulated depreciation		(598,704)

		$186,056

Depreciation expense for the three months ended March 31, 2009 and 2008 was $46,700 and $43,880 respectively.

NOTE 4 - COMMITMENTS

The Company leases office space in Mobile, Alabama under a five-year operating lease that expires on December 31, 2014.  The office lease agreement has certain escalation clauses and renewal options. Additionally, the Company has lease agreements for computer equipment an office copy and fax machine. Future minimum rental payments required under these operating leases are as follows:

Years ending December 31:
2009	$49,500
2010	66,000
2011	66,000
2012	66,000
2013 and thereafter	33,000
$280,500

Rent expense was $20,226 and $3,600 for the three months ended March 31, 2009 and 2008.

Southern Medical & Mobility, Inc.

Notes to Unaudited Financial Statements

March 31, 2009 and 2008

NOTE 5 - SEGMENT REPORTING

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operations of the Company for making operational decisions and assessments of financial performance.

The Company’s operating decision-maker is considered to be the chief executive officer (CEO). The CEO reviews financial information for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying statements of operations. Therefore, the Company has determined that it operates in a single operating segment.  For the three months ended March 31, 2009 and 2008 all material assets and revenues of the Company were in the United States.

NOTE 6 - RELATED PARTY TRANSACTIONS

Advances from related party

The Company’s major shareholder, HASCO Holdings, LLC has made advances to the Company from time-to-time for operating expenses. These advances are short-term in nature and are non-interest bearing. At March 31, 2009 and December 31, 2008, amounts due to this related party amounted to $0 and $7,005, respectively.

Note payable to related party

The Company entered into a note payable with its largest shareholder, HASCO Holdings, LLC in June, 2008, at the time of the Company’s acquisition by HASCO.  The loan was in the amount of $150,000, was for working capital, and bears interest at 10% per annum.  The loan has a term of five years and is included on the accompanying balance as a long term liability.

NOTE 7 - SUBSEQUENT EVENTS

On May 12, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, HASCO Medical, Inc. (“HASCO”), and Southern Medical Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of HASCO. Under the terms of the Merger Agreement Southern Medical Acquisition, Inc. was merged into the Company, and the Company became a wholly-owned subsidiary of HASCO. The shareholder of the Company was issued a total of 554,676,000 shares of HASCO’s common stock in exchange for the Company’s share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBC Graphics of Palm Beach, Inc.

Date: January 31, 2011	By:	/s/ Hal Compton, Sr.
Hal Compton, Sr., Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger between BBC Graphics of Palm Beach, Inc. HASCO Holdings, LLC and Southern Medical & Mobility, Inc.

2.2	Amendment to Articles of Incorporation of BBC Graphics, Inc.

2.3	Bylaws of Southern Medical & Mobility, Inc.

2.4	Schedule of Directors and Officers of Surviving Corporation

2.5	Articles of Incorporation of Southern Medical & Mobility, Inc.

2.6	Amendments to the Articles of Incorporation of Southern Medical & Mobility, Inc.

2.7	Amendment to Stock Sale and Purchase Agreement

2.8	Delaware Certificate of Merger between Southern Medical Acquisistion, Inc. and Southern Medical & Mobility, Inc.